                                                                     EXHIBIT 2.1



                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE SOUTHERN DISTRICT OF TEXAS
                            CORPUS CHRISTI DIVISION

IN RE:                                )
                                      )
TRANSTEXAS GAS CORPORATION,           )                CASE NO. 99-21550-C-11
                                      )
DEBTOR.                               )

                   FIRST AMENDED PLAN OF REORGANIZATION UNDER
                       CHAPTER 11 OF THE BANKRUPTCY CODE
                               PROPOSED BY DEBTOR

                              Dated: July 22, 1999





JORDAN, HYDEN, WOMBLE                               GARDERE & WYNNE, L.L.P.
& CULBRETH, P.C.                                    John Nabors
Shelby Jordan                                       Deirdre B. Ruckman
Bank America Towers                                 3000 Thanksgiving Tower
500 N. Shoreline, Suite 900                         1601 Elm Street
Corpus Christi, TX  78471                           Dallas, TX  75201

COUNSEL FOR DEBTOR                                  SPECIAL COUNSEL FOR
                                                    DEBTOR



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                               TABLE OF CONTENTS

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                                                                                                               Page


                                                      ARTICLE I

                                                    INTRODUCTION


         Section 1.01 Introduction................................................................................1

                                                     ARTICLE II

                                                     DEFINITIONS


         Section 2.01      Administrative Expense.................................................................1
         Section 2.02      Affiliate of the Debtor................................................................1
         Section 2.03      Allowed................................................................................1
         Section 2.04      Allowed Claim or Allowed Interest......................................................1
         Section 2.05      Amended Bylaws.........................................................................2
         Section 2.06      Amended Certificate of Incorporation...................................................2
         Section 2.07      Ballot/Election Deadline...............................................................2
         Section 2.08      Ballots/Elections......................................................................2
         Section 2.09      Bank One...............................................................................2
         Section 2.10      Bankruptcy Code........................................................................2
         Section 2.11      Bankruptcy Court.......................................................................2
         Section 2.12      Bankruptcy Rules.......................................................................2
         Section 2.13      Bar Date...............................................................................2
         Section 2.14      Bondholder Committee...................................................................2
         Section 2.15      Bondholder DIP Facility................................................................2
         Section 2.16      Bondholder DIP Secured Claims .........................................................3
         Section 2.17      Bondholder Lenders.....................................................................3
         Section 2.18      BNYFC..................................................................................3
         Section 2.19      BNYFC DIP Facility.....................................................................3
         Section 2.20      BNYFC Secured Claim....................................................................3
         Section 2.21      Business Day...........................................................................3
         Section 2.22      Cash...................................................................................3
         Section 2.23      Causes of Action.......................................................................3
         Section 2.24      Chapter 11 Case........................................................................3
         Section 2.25      Claim..................................................................................3
         Section 2.26      Class..................................................................................3
         Section 2.27      Collateral ............................................................................3
         Section 2.28      Confirmation...........................................................................4

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


         Section 2.29      Confirmation Date......................................................................4
         Section 2.30      Confirmation Hearing...................................................................4
         Section 2.31      Confirmation Order.....................................................................4
         Section 2.32      Convenience Claim......................................................................4
         Section 2.33      Creditor...............................................................................4
         Section 2.34      Creditors' Committee...................................................................4
         Section 2.35      Cure Amount Schedule...................................................................4
         Section 2.36      Debtor.................................................................................4
         Section 2.37      Debtor-in-Possession...................................................................4
         Section 2.38      Deductible Claim.......................................................................4
         Section 2.39      Deficiency Claim.......................................................................5
         Section 2.40      DGCL...................................................................................5
         Section 2.41      Disallowed.............................................................................5
         Section 2.42      Disbursing Agent.......................................................................5
         Section 2.43      Disclosure Statement...................................................................5
         Section 2.44      Disputed Claim.........................................................................5
         Section 2.45      Disputed Interest......................................................................5
         Section 2.46      Distribution Record Date...............................................................5
         Section 2.47      Distributions..........................................................................5
         Section 2.48      Effective Date.........................................................................5
         Section 2.49      Entity.................................................................................6
         Section 2.50      Estate.................................................................................6
         Section 2.51      Exchange Act...........................................................................6
         Section 2.52      Extended Bondholder DIP Facility.......................................................6
         Section 2.53      Face Amount............................................................................6
         Section 2.54      File, Filed or Filing..................................................................6
         Section 2.55      Final Order............................................................................6
         Section 2.56      Firstar................................................................................7
         Section 2.57      General Unsecured Claim................................................................7
         Section 2.58      Governmental Unit......................................................................7
         Section 2.60      Indemnity Claim........................................................................7
         Section 2.61      Indentures.............................................................................7
         Section 2.62      Indenture Trustee......................................................................7
         Section 2.63      Indenture Trustee Claim................................................................7
         Section 2.64      Insured Claim..........................................................................7
         Section 2.65      Insured Portion........................................................................7
         Section 2.66      Interests..............................................................................7
         Section 2.67      Lien...................................................................................8
         Section 2.68      Management Agreement...................................................................8
         Section 2.69      Maximum GUC Cash Amount................................................................8
         Section 2.70      Mineral Property.......................................................................8
         Section 2.71      Mineral Property Claimant..............................................................8
         Section 2.72      Mineral Property Secured Claim.........................................................8
         Section 2.73      Miscellaneous Secured Claims...........................................................8
         Section 2.74      New Board of Directors.................................................................8

                                       ii

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


         Section 2.75      New Common Stock.......................................................................8
         Section 2.76      New Junior Preferred Stock.............................................................8
         Section 2.77      New Senior Preferred Stock.............................................................9
         Section 2.78      New Secured Notes Security Documents ..................................................9
         Section 2.79      New Senior Secured Notes...............................................................9
         Section 2.80      New Senior Secured Notes Indenture.....................................................9
         Section 2.81      New Senior Secured Notes Indenture Trustee.............................................9
         Section 2.82      New Warrant Agent .....................................................................9
         Section 2.83      New Warrant Agreement..................................................................9
         Section 2.84      New Warrants...........................................................................9
         Section 2.85      Old Common Stock.......................................................................9
         Section 2.86      Paying Agent...........................................................................9
         Section 2.87      Petition Date..........................................................................9
         Section 2.88      Plan..................................................................................10
         Section 2.89      Plan Documents........................................................................10
         Section 2.90      Plan Rate.............................................................................10
         Section 2.91      Post-Confirmation Credit Facility.....................................................10
         Section 2.92      Priority Claim........................................................................10
         Section 2.93      Priority Tax Claim....................................................................10
         Section 2.94      Production Payment Holder Claims......................................................10
         Section 2.95      Professionals ........................................................................10
         Section 2.96      Quarterly Distribution Date...........................................................10
         Section 2.97      Ratable Proportion....................................................................10
         Section 2.98      Registration Rights Agreement.........................................................11
         Section 2.99      Registration Statement................................................................11
         Section 2.100     Rejection Claim.......................................................................11
         Section 2.101     Reorganization Securities.............................................................11
         Section 2.102     Reorganized TransTexas or Reorganized Debtor .........................................11
         Section 2.103     Schedules.............................................................................11
         Section 2.104     Secured Claim.........................................................................11
         Section 2.105     Secured Tax Claim.....................................................................11
         Section 2.106     Special Master........................................................................11
         Section 2.107     TARC..................................................................................11
         Section 2.108     TARC Plan.............................................................................12
         Section 2.109     TEC...................................................................................12
         Section 2.110     TEC Bondholders.......................................................................12
         Section 2.111     TEC Senior Secured Notes..............................................................12
         Section 2.112     TEC Senior Secured Notes Indenture....................................................12
         Section 2.113     TEC Plan..............................................................................12
         Section 2.114     Tort Claim............................................................................12
         Section 2.115     TransTexas............................................................................12
         Section 2.116     TransTexas Senior Secured Loan Agreement..............................................12
         Section 2.117     TransTexas Senior Secured Note Claims.................................................12
         Section 2.118     TransTexas Senior Secured Note Deficiency Claim.......................................12
         Section 2.119     TransTexas Subordinated Note Claims...................................................12

                                       iii

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


         Section 2.120     TransTexas Subordinated Notes.........................................................13
         Section 2.121     TransTexas Subordinated Notes Indenture...............................................13
         Section 2.122     Unclaimed Property....................................................................13
         Section 2.123     Unimpaired............................................................................13
         Section 2.124     Workers' Compensation Claims..........................................................13
         Section 2.125     Workers' Compensation Programs........................................................13

                                                     ARTICLE III

                                      PROVISIONS FOR PAYMENT OF ADMINISTRATIVE

                                       EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

                                              AND BONDHOLDER DIP CLAIMS


         Section 3.01      Treatment of Allowed Administrative Expenses..........................................13
         Section 3.02      Treatment of Bondholder DIP Secured Claims............................................14
         Section 3.03      Treatment of Allowed Priority Tax Claims..............................................14

                                                     ARTICLE IV

                                       CLASSIFICATION OF CLAIMS AND INTERESTS


         Section 4.01      Class 1...............................................................................15
         Section 4.02      Class 2...............................................................................15
         Section 4.03      Class 3...............................................................................15
         Section 4.04      Class 4...............................................................................15
         Section 4.05      Class 5...............................................................................15
         Section 4.06      Class 6...............................................................................15
         Section 4.07      Class 7...............................................................................15
         Section 4.08      Class 8...............................................................................15
         Section 4.09      Class 9 ..............................................................................15
         Section 4.10      Class 10..............................................................................15
         Section 4.11      Class 11..............................................................................15
         Section 4.12      Class 12 .............................................................................15

                                                      ARTICLE V

                                          TREATMENT OF CLAIMS AND INTERESTS


         Section 5.01      Treatment of Allowed Class 1 Claims (Priority Claims).................................15
         Section 5.02      Treatment of Allowed Class 2 Claims (Secured Tax Claims)..............................16

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


         Section 5.03      Treatment of Allowed Class 3 Claim (TransTexas Senior Secured
                           Note Claims)..........................................................................16
         Section 5.04      Treatment of Allowed Class 4 Claim (BNYFC)............................................17
         Section 5.05      Treatment of Allowed Class 5 Claims (Miscellaneous Secured
                           Claims)...............................................................................18
         Section 5.06      Treatment of Allowed Class 6 Claims (Mineral Property Secured
                           Claims). .............................................................................19
         Section 5.07      Treatment of Allowed Class 7 Claims (TransTexas Senior Secured
                           Note Deficiency Claims)...............................................................19
         Section 5.08      Treatment of Allowed Class 8 Claims (General Unsecured Claims)........................20
         Section 5.09      Treatment of Allowed Class 9 Claims (TransTexas Subordinated
                           Note Claims)..........................................................................20
         Section 5.10      Treatment of Allowed Class 10 Claims (Convenience Claims).............................20
         Section 5.11      Treatment of Allowed Class 11 Claims (Production Payment Holder
                           Claims)...............................................................................20
         Section 5.12      Treatment of Allowed Class 12 Interests (Old Common Stock
                           Interests)............................................................................21

                                                     ARTICLE VI

                                        MEANS FOR IMPLEMENTATION OF THE PLAN


         Section 6.01      General Corporate Matters. ...........................................................21
         Section 6.02      Post-Confirmation Financing...........................................................21
         Section 6.03      Effectiveness of Securities, Instruments and Agreements...............................21
         Section 6.04      Corporate Action for Reorganized Debtor...............................................21
         Section 6.05      Directors of the Reorganized Debtor.  ................................................22
         Section 6.06      Management Agreement. ................................................................22
         Section 6.07      Approval of Agreements. ..............................................................22
         Section 6.08      Employee Benefit Plans................................................................22
         Section 6.09      Listing of New Common Stock; Registration of Reorganization
                           Securities............................................................................22
         Section 6.10      Distributions to Holders of Allowed Claims and Interests; Source
                           of Cash and Reorganization Securities for Distributions...............................23
         Section 6.11      Distribution to Holders of TransTexas Senior Secured Notes............................23
         Section 6.12      Cancellation and Surrender of Existing Securities; Cancellation of
                           Indentures............................................................................23
         Section 6.13      Release of Liens and Perfection of Liens..............................................24
         Section 6.14      Election of Treatment in Class 8......................................................24
         Section 6.15      Liens Securing New Senior Secured Notes; Further Transactions.........................25





                                        v

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                                   ARTICLE VII

                  DISPUTED CLAIMS, DISPUTED INTERESTS, RESERVES

                    AND MISCELLANEOUS DISTRIBUTION PROVISIONS


         Section 7.01      Objections............................................................................25
         Section 7.02      Amendments to Claims; Claims Filed After the Confirmation Date........................25
         Section 7.03      Reserves for Disputed Claims and Disputed Interests...................................26
         Section 7.04      Fluctuation in Value of Securities....................................................26
         Section 7.05      Distributions on Account of Disputed Claims...........................................26
         Section 7.06      Quarterly Distributions...............................................................27
         Section 7.07      Excess Reserves.......................................................................27
         Section 7.08      Undeliverable or Unclaimed Distributions..............................................27
         Section 7.09      Allocation of Consideration...........................................................27
         Section 7.10      Distributions to the Holders of General Unsecured Claims..............................28
         Section 7.11      Limitations on Amounts to be Distributed to Holders of Allowed
                           Deductible Claims.....................................................................28
         Section 7.12      Transmittal of Distributions and Notices.  ...........................................28
         Section 7.13      Distribution Record Date..............................................................29
         Section 7.14      Method of Cash Distributions..........................................................29
         Section 7.15      Distributions on Non-Business Days....................................................29
         Section 7.16      Rounding..............................................................................29
         Section 7.17      Withholding Taxes.....................................................................30
         Section 7.18      Disputed Distributions................................................................30
         Section 7.19      Retention of Rights to Pursue Causes of Action........................................30
         Section 7.20      Special Master Proceedings. ..........................................................30

                                                    ARTICLE VIII

                                TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Section 8.01      Assumption Generally..................................................................30
         Section 8.02      Approval of Assumptions...............................................................31
         Section 8.03      Objections to Assumption of Executory Contracts and Unexpired
                           Leases................................................................................31
         Section 8.04      Objections to Proposed "Cure" Amounts.................................................31
         Section 8.05      Payment Related to Assumption of Executory Contracts and
                           Unexpired Leases.  ...................................................................32
         Section 8.06      Executory Contracts and Unexpired Leases to be Rejected...............................32
         Section 8.07      Bar Date for Rejection Damages........................................................33
         Section 8.08      Contracts Entered Into on or After the Petition Date..................................33


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                                   ARTICLE IX

                     DISCHARGE, RELEASES AND INDEMNIFICATION



         Section 9.01      Discharge of All Claims and Interests and Releases....................................33
         Section 9.02      Indemnification.......................................................................35
         Section 9.03      Conclusion of Chapter 11 Case and Dissolution of Creditors'
                           Committee.............................................................................35

                                                      ARTICLE X

                                   CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE


         Section 10.01     Conditions to Occurrence of the Effective Date........................................35
         Section 10.02     Waiver of Conditions to Occurrence of the Effective Date..............................36

                                                     ARTICLE XI

                                            EFFECTS OF PLAN CONFIRMATION


         Section 11.01     Reorganized Debtor....................................................................37
         Section 11.02     Revesting and Vesting.................................................................37
         Section 11.03     Injunction.  .........................................................................37

                                                     ARTICLE XII

                                              ADMINISTRATIVE PROVISIONS


         Section 12.01     Retention of Jurisdiction.............................................................38
         Section 12.02     Jurisdiction Over the Reorganized Debtor..............................................39
         Section 12.03     Cram Down.  ..........................................................................39
         Section 12.04     Modification of the Plan. ............................................................39
         Section 12.05     Exemption from Certain Transfer Taxes.................................................40
         Section 12.06     Setoffs.  ............................................................................40
         Section 12.07     Compromise of Controversies...........................................................40
         Section 12.08     Withdrawal or Revocation of the Plan.  ...............................................41
         Section 12.09     Successors and Assigns................................................................41
         Section 12.10     Governing Law.  ......................................................................41
         Section 12.11     Notices...............................................................................41
         Section 12.12     Severability..........................................................................42
         Section 12.13     Interpretation, Rules of Construction, Computation of Time,
                           and Choice of Law.....................................................................42

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


         Section 12.14     No Admissions.........................................................................43
         Section 12.15     Limitation of Liability...............................................................43

ANNEX A   PRINCIPAL TERMS OF THE MANAGEMENT AGREEMENT............................................................45

ANNEX B   PRINCIPAL TERMS OF NEW JUNIOR PREFERRED STOCK..........................................................46

ANNEX C   PRINCIPAL TERMS OF NEW SENIOR PREFERRED STOCK..........................................................48

ANNEX D   PRINCIPAL TERMS OF NEW SENIOR SECURED NOTES............................................................51

ANNEX E   PRINCIPAL TERMS OF NEW WARRANTS........................................................................54


                                      viii

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                                    ARTICLE I

                                  INTRODUCTION

         Section 1.01 Introduction. This Plan is proposed by TransTexas Gas Corporation. Reference is made to the Disclosure Statement accompanying the Plan for a discussion of each of TransTexas Gas Corporation's, TransAmerican Energy Corporation's, and TransAmerican Refining Corporation's history, results of operations, historical financial information and properties, and for a summary and analysis of this Plan. All holders of Claims against and Interests in TransTexas Gas Corporation are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.


                                   ARTICLE II

                                   DEFINITIONS

         The following terms used herein shall have the respective meanings defined below:

         Section 2.01 Administrative Expense means (a) any cost or expense of administration of the Chapter 11 Case (including, without limitation, the fees and expenses of Professionals) asserted or arising under Sections 503(b), or 507(b) of the Bankruptcy Code, (b) a Claim determined to be an Administrative Expense pursuant to a Final Order, and (c) any fees or charges assessed against the Estate under Section 1930, title 28, United States Code.

         Section 2.02 Affiliate of the Debtor means John R. Stanley, or any corporation, limited liability company or other business entity directly or indirectly controlled by John R. Stanley.

         Section 2.03 Allowed means with respect to Claims and Interests, (a) any Claim against, or Interest in, the Debtor, proof of which is timely Filed or by order of the Bankruptcy Court is not or will not be required to be Filed, (b) any Claim or Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely Filed proof of Claim has been Filed, (c) any Interest registered in the stock register maintained by or on behalf of the Debtor as of the Distribution Record Date or
(d) any Claim allowed pursuant to this Plan and, in each such case in (a), (b) and (c) above, as to which either (i) no objection to the allowance thereof has been Filed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) such an objection is so Filed and the Claim and Interest shall have been allowed pursuant to a Final Order (but only to the extent so allowed).

         Section 2.04 Allowed Claim or Allowed Interest means an Allowed Claim or an Allowed Interest in a specified class. For example, an Allowed General Unsecured Claim is an Allowed Claim in the General Unsecured Claims Class and an Allowed Old Common Stock Interest is an Allowed Interest in the Old Common Stock Interest Class.


First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                          Page 1

         Section 2.05 Amended Bylaws means the amended and restated bylaws of TransTexas to become effective on the Effective Date.

         Section 2.06 Amended Certificate of Incorporation means the amended and restated certificate of incorporation of TransTexas to become effective on the Effective Date, substantially in the form as Filed on or prior to the Confirmation Date.

         Section 2.07 Ballot/Election Deadline means the date set by the Bankruptcy Court as the last date on which Ballots/Elections may be submitted.

         Section 2.08 Ballots/Elections means the ballots and election forms that accompany the Plan and the Disclosure Statement upon which holders of Impaired Claims entitled to vote on the Plan and/or make elections hereunder shall indicate their acceptance or rejection, of or elections respecting, the Plan.

         Section 2.09 Bank One means Bank One, N.A., as Indenture Trustee under the TransTexas Subordinated Notes Indenture.

         Section 2.10 Bankruptcy Code means Title 11, United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

         Section 2.11 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, having jurisdiction over the Chapter 11 Case or such other court of competent jurisdiction as may obtain such jurisdiction in the future.

         Section 2.12 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under Section 2075, title 28, United States Code, as amended from time to time, applicable to the Chapter 11 Case, and any local rules of the Bankruptcy Court.

         Section 2.13 Bar Date means as to Creditors other than Governmental Units, September 27, 1999, as the final date for Filing proofs of Claim or proofs of Interest herein; and as to Governmental Units, October 18, 1999, as the final date for Filing proofs of Claim or proofs of Interest herein.

         Section 2.14 Bondholder Committee means an unofficial committee composed of the following TEC Bondholders: Credit Suisse First Boston Corporation, Oaktree Capital Management, L.L.C., Angelo Gordon & Co., L.P. and Merrill Lynch Asset Management, L.P.; provided, however, each of the foregoing Entities shall cease to be a member of such committee from any date on which it ceases to hold or manage at least $50,000,000 in principal amount of the TEC Senior Secured Notes

         Section 2.15 Bondholder DIP Facility means the Debtor-In-Possession loans and other financial accommodations provided pursuant to the Credit Agreement among the Debtor, as borrower, and TEC and TARC, as guarantors, and the Bondholder Lenders dated as of April 27, 1999, as amended, and all ancillary agreements and instruments thereto.

First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                          Page 2

         Section 2.16 Bondholder DIP Secured Claims means the Secured Claims of the Bondholder Lenders arising under the Bondholder DIP Facility.

         Section 2.17 Bondholder Lenders means Credit Suisse First Boston Corporation, Angelo Gordon & Co., L.P., and Oaktree Capital Management, L.L.C. and their respective successors and assigns.

         Section 2.18 BNYFC means BNY Financial Corporation.

         Section 2.19 BNYFC DIP Facility means the Debtor-In-Possession loans and other financial accommodations provided pursuant to the Post-Petition Amendment No. 1 to Financing Agreement between the Debtor and BNYFC dated as of April 19, 1999 and all ancillary agreements and instruments thereto.

         Section 2.20 BNYFC Secured Claim means the Secured Claim of BNY Financial Corporation.

         Section 2.21 Business Day means any day other than a Saturday, Sunday or legal holiday.

         Section 2.22 Cash means currency, a certified check, a cashier's check or a wire transfer of immediately available funds from any source or a check drawn on a domestic bank.

         Section 2.23 Causes of Action means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and Claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise.

         Section 2.24 Chapter 11 Case means the Debtor's voluntary case pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code as case number 99-21550.

         Section 2.25 Claim means any right to (a) payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or (b) an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, known or unknown.

         Section 2.26 Class means any group of substantially similar Claims or Interests classified by the Plan pursuant to Section 1129(a)(1) of the Bankruptcy Code.

         Section 2.27 Collateral means any property or interest in property of the Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                          Page 3

         Section 2.28 Confirmation means the entry of the Confirmation Order on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 case.

         Section 2.29 Confirmation Date means the date on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Case.

         Section 2.30 Confirmation Hearing means the hearing held by the Bankruptcy Court regarding confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

         Section 2.31 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

         Section 2.32 Convenience Claim means any Claim, which would otherwise be a General Unsecured Claim that (a) is Allowed in an amount of $500 or less, or (b) is Allowed in an amount greater than $500, but which is reduced pursuant to Section 6.16 of the Plan to an amount of $500 or less.

         Section 2.33 Creditor means any Entity that is the holder of a Claim that arose on or before the Petition Date or a Claim of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

         Section 2.34 Creditors' Committee means the Official Committee of Unsecured Creditors in the Chapter 11 cases of the Debtor, TEC and TARC, as appointed by the Office of the United States Trustee and reconstituted from time to time, which members are identified in the Disclosure Statement.

         Section 2.35 Cure Amount Schedule means the schedule setting forth the proposed amounts to cure all executory contracts to be assumed under Article VIII of the Plan.

         Section 2.36 Debtor means TransTexas Gas Corporation, a Delaware corporation, the debtor in the Chapter 11 Case.

         Section 2.37 Debtor-in-Possession means the Debtor in its capacity as a debtor in possession in the Chapter 11 Case under Sections 1101, 1107 and 1108 of the Bankruptcy Code.

         Section 2.38 Deductible Claim means with respect to any Insured Claim, an amount equal to the applicable deductible, self-insured retention or retrospective rating under the relevant insurance policy and any reimbursement obligation of the Debtor to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including, without limitation, any costs and expenses relating to the defense of such Claim). For purposes hereof, the term "Deductible Claim" shall include any Secured Deductible Claim.

First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                          Page 4

         Section 2.39 Deficiency Claim means with respect to a Claim that is partially secured, the amount by which the Allowed amount of such Claim exceeds the value of the Collateral which secures such Claim.

         Section 2.40 DGCL means the General Corporation Law of the State of Delaware, as amended from time to time.

         Section 2.41 Disallowed means, when used with respect to a Claim or an Interest, a Claim or an Interest that has been disallowed pursuant to a Final Order.

         Section 2.42 Disbursing Agent means the Entity or Entities designated in the Confirmation Order to disburse property pursuant to the Plan and may include the Reorganized Debtor when acting in that capacity.

         Section 2.43 Disclosure Statement means the Disclosure Statement relating to the Plan, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented.

         Section 2.44 Disputed Claim means the portion (including, when appropriate, the whole) of a Claim that is not an Allowed Claim as to which: (a) a proof of Claim has been Filed, or deemed Filed under applicable law or order of the Bankruptcy Court; (b) an objection has been or may be timely Filed; and
(c) such objection has not been: (i) withdrawn, (ii) overruled or denied in whole or in part pursuant to a Final Order, or (iii) granted in whole or part pursuant to a Final Order. Before the time that an objection has been or may be Filed, a Claim shall be considered a Disputed Claim (A) if the amount or classification of the Claim specified in the proof of Claim exceeds the amount or classification of any corresponding Claim scheduled by the Debtor in its Schedules, to the extent of such excess; (B) in its entirety, if any corresponding Claim scheduled by the Debtor has been scheduled as disputed, contingent or unliquidated in its Schedules; or (C) in its entirety, if no corresponding Claim has been scheduled by the Debtor in its Schedules.

         Section 2.45 Disputed Interest means an Interest, or portion thereof, that has not become an Allowed Interest.

         Section 2.46 Distribution Record Date means 5:00 p.m. on the Business Day immediately preceding the Confirmation Date or other such time and date designated in the Confirmation Order.

         Section 2.47 Distributions means the distributions to be made pursuant to the Plan.

         Section 2.48 Effective Date means a Business Day selected by the Debtor, with the prior consent of the Bondholder Committee, that is the later of
(a) a day that is not less than eleven (11) days after the Confirmation Date and
(b) the first Business Day on which all conditions to the occurrence of the Effective Date have been satisfied or duly waived.

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                                                                          Page 5

         Section 2.49 Entity means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, estate, entity, trust, trustee, United States Trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency or political subdivision thereof.

         Section 2.50 Estate means the estate of TransTexas created by Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

         Section 2.51 Exchange Act means the Securities Exchange Act of 1934, as amended.

         Section 2.52 Extended Bondholder DIP Facility means the Bondholder DIP Facility as amended on the Effective Date to provide for, among other things:
(i) the extension of the maturity date thereunder with respect to one-third of the principal amount owing thereunder on the Effective Date and all interest, fees and other charges accruing thereon and associated therewith to the date that is six months after the Effective Date and (ii) securing the amounts due thereunder pari passu with all amounts owing under the Post Confirmation Credit Facility, substantially in the form as Filed on or prior to the Confirmation Date.

         Section 2.53 Face Amount means: (a) with respect to a particular Claim
(i) if the Claim is listed in the Schedules and the holder of such Claim has not Filed a proof of Claim within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the amount of such Claim that is listed in the Schedules as not disputed, contingent or unliquidated; or (ii) if the holder of such Claim has Filed a proof of Claim with the Bankruptcy Court within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the liquidated amount stated in such proof of Claim, or such amount as is determined by the Final Order of the Bankruptcy Court; (b) in the case of an Administrative Expense, the liquidated amount set forth in any application Filed with respect thereto, or the amount set forth in the Debtor's books and records or such amount as is determined pursuant to a Final Order; or (c) in all other cases, zero or such amount as shall be fixed or estimated pursuant to a Final Order.

         Section 2.54 File, Filed or Filing means file, filed or filing with the Bankruptcy Court in the Chapter 11 Case.

         Section 2.55 Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Case, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired;

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                                                                          Page 6
provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order, shall not cause such order not to be a Final Order.

         Section 2.56 Firstar means Firstar Bank of Minnesota, N.A., as Indenture Trustee.

         Section 2.57 General Unsecured Claim means any Claim (including, without limitation, any Deductible Claim) that is not an Administrative Expense, a Priority Tax Claim, a Priority Claim, a Secured Claim, a Convenience Claim or a Production Payment Claim.

         Section 2.58 Governmental Unit means a governmental unit as such term is defined in Section 101(27) of the Bankruptcy Code.

         Section 2.59 Impaired means with respect to any Claim or Interest, impaired within the meaning of Section 1124 of the Bankruptcy Code.

         Section 2.60 Indemnity Claim means a Claim of a director or officer of the Debtor that is not assumed by the Debtor pursuant to Article VIII of the Plan for any obligations of the Debtor to indemnify directors or officers against any obligations pursuant to the Debtor's certificate of incorporation, bylaws, contract, applicable state law, any combination of the foregoing, or otherwise.

         Section 2.61 Indentures means, collectively, the TransTexas Senior Secured Loan Agreement, the TEC Senior Secured Notes Indenture and the TransTexas Subordinated Notes Indenture.

         Section 2.62 Indenture Trustee means any entity identified as the trustee, paying agent or other similar fiduciary under a bond, note or other debt instrument (including, but not limited to, the TEC Senior Secured Notes and the TransTexas Subordinated Notes), whether or not the agreement evidencing the debt or delineating its terms is denominated as an indenture.

         Section 2.63 Indenture Trustee Claim means the fees and expenses of Bank One or Firstar, as Indenture Trustee under their respective Indentures, or any other successor Indenture Trustee, incurred in their capacity as such, including the fees and expenses of its counsel.

         Section 2.64 Insured Claim means any Claim arising from an incident or occurrence that is covered under the Debtor's general liability insurance policies but shall not include Workers' Compensation Claims arising out of Workers' Compensation Programs and employee benefit plans.

         Section 2.65 Insured Portion means the portion of any Insured Claim that is covered under an applicable Debtor's general liability insurance policy and would not constitute a Deductible Claim.

         Section 2.66 Interests means, as of the Petition Date, the equity Interests in the Debtor, including, without limitation, shares of common stock and shares of preferred stock of the Debtor and any rights, options, warrants, calls, subscriptions or other similar rights or agreements,

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                                                                          Page 7
commitments or outstanding securities obligating the Debtor to issue, transfer or sell any shares of capital stock of the Debtor.

         Section 2.67 Lien means any charge against, encumbrance upon or other interest in property, the purpose of which is to secure payment of a debt or performance of an obligation.

         Section 2.68 Management Agreement means the new employment agreement between John R. Stanley and the Reorganized Debtor dated as of the Effective Date. The principal terms of the Management Agreement are set forth on Annex A to the Plan.

         Section 2.69 Maximum GUC Cash Amount means $15 million.

         Section 2.70 Mineral Property means any estate or interest in oil, gas and/or minerals, leases, in which the Debtor claims (either in severalty or in common with other mineral property owners) rights to a share of oil and gas production as defined in Section 9.319(q) of the Texas Business and Commerce Code.

         Section 2.71 Mineral Property Claimant means (a) any Entity other than the Debtor that owns an interest in a Mineral Property, including without limitation, the owners of royalty Interests, overriding royalty Interests, working Interests, and mineral Interests, whether such interest are perpetual or terminable (excluding any person or entity that claims an interest pursuant to a production payment) or (b) any Entity that has a valid mineral contractor or mineral subcontractor Claim pursuant to Chapter 56 of the Texas Property Code or similar statute of a state other than Texas.

         Section 2.72 Mineral Property Secured Claim means a Secured Claim held by a Mineral Property Claimant which has been determined by the Special Master to be senior in priority as of the Petition Date under the applicable state law to the Secured Claim of TEC and/or Firstar with respect to the Collateral securing such Secured Claim.

         Section 2.73 Miscellaneous Secured Claims means a Secured Claim other than Secured Tax Claims, Bondholder DIP Secured Claims, TransTexas Senior Secured Note Claims, BNYFC Secured Claims, and Mineral Property Secured Claims.

         Section 2.74 New Board of Directors means the board of directors of Reorganized TransTexas, as of the Effective Date.

         Section 2.75 New Common Stock means, collectively, the 100 million shares of authorized new Common Stock of Reorganized TransTexas, par value $.01 per share, of which ten million shares are to be issued on the Effective Date pursuant to the Plan.

         Section 2.76 New Junior Preferred Stock means the Junior Preferred Stock to be authorized and issued on the Effective Date by Reorganized TransTexas pursuant to the Plan. The principal economic terms of the New Junior Preferred Stock are set forth on Annex B to the Plan.

First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                          Page 8

         Section 2.77 New Senior Preferred Stock means the 10% Senior Preferred Stock to be authorized and issued on the Effective Date by Reorganized TransTexas pursuant to the Plan. The principal economic terms of the New Senior Preferred Stock are set forth on Annex C to the Plan.

         Section 2.78 New Secured Notes Security Documents means the security and pledge agreement and mortgages pursuant to which certain Collateral shall be pledged to secure Reorganized TransTexas' obligations under the New Senior Secured Notes, substantially in the form as Filed on or prior to the Confirmation Date.

         Section 2.79 New Senior Secured Notes means the Senior Secured Notes to be issued by Reorganized TransTexas pursuant to the Plan under the New Senior Secured Notes Indenture. The principal economic terms of the New Senior Secured Notes are set forth on Annex D hereto.

         Section 2.80 New Senior Secured Notes Indenture means the Indenture between Reorganized TransTexas, as issuer, and the New Senior Secured Notes Indenture Trustee, as indenture trustee, which indenture relates to the New Senior Secured Notes, substantially in the form as Filed on or prior to the Confirmation Date.

         Section 2.81 New Senior Secured Notes Indenture Trustee shall be as designated at the Confirmation Hearing and have the meaning set forth in the Confirmation Order.

         Section 2.82 New Warrant Agent shall be as designated by the Debtor, with the consent of the Bondholder Committee, at the Confirmation Hearing and shall have the meaning set forth in the Confirmation Order.

         Section 2.83 New Warrant Agreement means the Warrant Agreement between Reorganized TransTexas, as issuer, and the New Warrant Agent, as agent, which agreement relates to the New Warrants, substantially in the form as Filed on or prior to the Confirmation Date.

         Section 2.84 New Warrants means the freely transferable rights issued pursuant to the New Warrant Agreement to purchase shares of the New Common Stock. The principal economic terms of the New Warrants are set forth on Annex E hereto.

         Section 2.85 Old Common Stock means all authorized, issued and outstanding shares of the common stock of TransTexas, $.01 par value, as of the Petition Date.

         Section 2.86 Paying Agent means the Disbursing Agent, any Indenture Trustee, or any other entity contractually authorized and/or obligated to make Distributions to certain holders of Claims and Interests and similar intermediaries an agents participating in making or conveying Distributions as required by the Plan.

         Section 2.87 Petition Date means April 19, 1999, the date on which the Debtor commenced the Chapter 11 Case.

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                                                                          Page 9

         Section 2.88 Plan means this Plan of Reorganization Under Chapter 11 of the Bankruptcy Code proposed by the Debtor dated as of July 16, 1999, including, without limitation, the annexes, exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the Confirmation Order, the provisions of the Bankruptcy Code and the terms hereof.

         Section 2.89 Plan Documents means the agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the Plan.

         Section 2.90 Plan Rate means the "underpayment rate" (as defined in
Section 6612(a)(2) of the Internal Revenue Code of 1986, as amended) on the Business Day immediately preceding the Confirmation Date, which rate is the rate of interest charged by the Internal Revenue Service on delinquent federal income taxes.

         Section 2.91 Post-Confirmation Credit Facility means the $40,000,000 credit facility between the Reorganized Debtor and certain lender(s), and all ancillary agreements and instruments thereto, in the form as Filed on or prior to the Confirmation Date.

         Section 2.92 Priority Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under Section 507(a) of the Bankruptcy Code.

         Section 2.93 Priority Tax Claim means any Claim of a Governmental Unit of the kind entitled to priority in payment as specified in Sections 502(i) and 507(a)(8) of the Bankruptcy Code.

         Section 2.94 Production Payment Holder Claims means Claims of TCW Portfolio No. 1555 DRV Sub-Custody Partnership, L.P., TCW DR VI Investment Partnership, L.P. and TCW Asset Management Company which relate to that certain agreement entitled the Production Payment Drilling Program dated February 23, 1998; and Claims of TCW DR VI Investment Partnership, L.P. and TCW Asset Management Company which relate to that certain agreement entitled the Production Payment Transactions dated September 30, 1998.

         Section 2.95 Professionals means those Entities: (a) employed pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code providing for compensation for services rendered prior to the Effective Date pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) seeking compensation and reimbursement pursuant to Sections 503(b)(2) or (4) of the Bankruptcy Code.

         Section 2.96 Quarterly Distribution Date means the first Business Day of each quarterly period (i.e., March 31, June 30, September 30, and December
31) following the Effective Date, or as soon thereafter as practicable.

         Section 2.97 Ratable Proportion means, with reference to any Distribution on account of any Claim or Interest in any Class or subclass, a Distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim or number of shares evidencing such

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                                                                         Page 10

Interests, as applicable, bears to the aggregate amount of Claims or aggregate number of outstanding shares evidencing such Interests in the same Class or subclass, as applicable.

         Section 2.98 Registration Rights Agreement means the registration rights agreement relating to the Reorganization Securities, in substantially the form as Filed on or prior to the Confirmation Date.

         Section 2.99 Registration Statement means a registration statement pursuant to Section 12 of the 1934 Act.

         Section 2.100 Rejection Claim means any Claim arising from the rejection of any executory contract or unexpired lease, including any Claim of
(a) a lessor for damages resulting from the rejection of a lease of real property as any such Claim shall be calculated in accordance with Section 502(b)(6) of the Bankruptcy Code or (b) an employee for damages resulting from the rejection of an employment agreement as any such Claim shall be calculated in accordance with Section 502(b)(7) of the Bankruptcy Code. A Rejection Claim shall constitute a General Unsecured Claim.

         Section 2.101 Reorganization Securities means the New Senior Secured Notes, the New Senior Preferred Stock, the New Junior Preferred Stock, the New Common Stock and the New Warrants.

         Section 2.102 Reorganized TransTexas or Reorganized Debtor means the Debtor from and after the Effective Date.

         Section 2.103 Schedules means the schedules of assets and liabilities and the statement of financial affairs Filed by the Debtor under Section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 on June 14, 1999, as amended from time to time.

         Section 2.104 Secured Claim means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral (a) as set forth in the Plan, (b) as agreed to by the holder of such Claim and the Debtor or (c) as determined pursuant to a Final Order in accordance with Section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under
Section 553 of the Bankruptcy Code, to the extent of such setoff.

         Section 2.105 Secured Tax Claim means a Secured Claim of a Governmental Unit for property taxes assessed before the commencement of the Case.

         Section 2.106 Special Master means the person appointed pursuant to a Final Order of the Bankruptcy Court who shall finally determine, after review of applicable evidence, the validity and priority of all Mineral Property Secured Claims asserted against the Debtor and/or its property.

         Section 2.107 TARC means TransAmerican Refining Corporation, a Texas corporation, and a debtor-in-possession, in case number 99-21552, pending in the Bankruptcy Court and which is jointly administered with the Debtor and TEC.

First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 11

         Section 2.108 TARC Plan means the Plan of Liquidation under Chapter 11 of the Bankruptcy Code proposed by TARC dated as of July 16, 1999, including, without limitation the annexes, exhibits and schedules thereto, as amended from time to time.

         Section 2.109 TEC means TransAmerican Energy Corporation, a Delaware corporation, and a debtor-in-possession, in case number 99-21551, pending in the Bankruptcy Court and which is jointly administered with the Debtor and TARC.

         Section 2.110 TEC Bondholders means the holders of the TEC Senior Secured Notes.

         Section 2.111 TEC Senior Secured Notes means, collectively, the $475 million aggregate principal amount of the 11 1/2 % Senior Secured Notes due 2002 and the $1.13 billion aggregate principal amount of the 13% Senior Secured Discount Notes due 2002 issued by TEC pursuant to the TEC Senior Secured Notes Indenture.

         Section 2.112 TEC Senior Secured Notes Indenture means the Indenture between TEC, as issuer, and Firstar, as Indenture Trustee, dated as of June 13, 1997, as amended from time to time, which relates to the TEC Senior Secured Notes.

         Section 2.113 TEC Plan means the Plan of Liquidation under Chapter 11 of the Bankruptcy Code proposed by TEC dated as of July 16, 1999, including, without limitation, the annexes, exhibits and schedules thereto, as amended from time to time.

         Section 2.114 Tort Claim means any Claim related to personal injury, property damage, products liability or other similar Claims against the Debtor. A Tort Claim shall constitute an Unsecured Claim.

         Section 2.115 TransTexas means TransTexas Gas Corporation, a Delaware corporation and the Debtor and the Debtor-in-Possession.

         Section 2.116 TransTexas Senior Secured Loan Agreement means the Loan Agreement between TransTexas and TEC, dated as of June 13, 1997, as amended from time to time.

         Section 2.117 TransTexas Senior Secured Note Claims means the Secured Claims of the holder of the $450 million senior secured note dated June 13, 1997, originally made by TransTexas payable to TEC and which was pledged as Collateral for the TEC Senior Secured Notes.

         Section 2.118 TransTexas Senior Secured Note Deficiency Claim means the Deficiency Claim of the holder of the $450 million senior secured note dated June 13, 1997, originally made by TransTexas payable to TEC and the Claim of the holder of the $50 million unsecured note dated January 23, 1998, originally made by TransTexas payable to TEC.

         Section 2.119 TransTexas Subordinated Note Claims means the Claims of the holders of the TransTexas Subordinated Notes due 2001.

First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 12

         Section 2.120 TransTexas Subordinated Notes means the $115.8 million aggregate principal amount of TransTexas 13 3/4% Series D Senior Subordinated Notes due 2001 issued by TransTexas pursuant to the TransTexas Subordinated Note Indenture.

         Section 2.121 TransTexas Subordinated Notes Indenture means the Indenture between TransTexas, as issuer, and Bank One, as Indenture Trustee, dated as of June 13, 1997, as amended from time to time, which relates to the TransTexas Subordinated Notes.

         Section 2.122 Unclaimed Property means any Cash and Reorganization Securities unclaimed on or after the applicable distribution date made in respect of the relevant Allowed Claim or Allowed Interest. Unclaimed Property shall include: (a) checks (and the funds represented thereby) and Reorganization Securities, mailed to an address of a holder of a Allowed Claim or Interest and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; and (c) checks (and the funds represented thereby) and Reorganization Securities not mailed or delivered because no address to mail or deliver such property was available.

         Section 2.123 Unimpaired means a Claim that is not Impaired.

         Section 2.124 Workers' Compensation Claims means any Claims held by (a) current and former employees of the Debtor, (b) beneficiaries of current and former employees of the Debtor and (c) Governmental Units, for payment or reimbursement under and according to the terms of the Workers' Compensation Programs.

         Section 2.125 Workers' Compensation Programs means those statutorily mandated programs in effect on the Petition Date providing compensation, paid for by third parties, to employees of the Debtor for job-related injuries or job related illnesses, which were required to be maintained under provisions of non-bankruptcy law.

                                   ARTICLE III

           PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND

                  PRIORITY TAX CLAIMS AND BONDHOLDER DIP CLAIMS

         Section 3.01 Treatment of Allowed Administrative Expenses. Unless otherwise provided for herein, each holder of an Allowed Administrative Expense (including, without limitation, all compensation and reimbursement of expenses of Professionals pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code) shall receive 100% of the unpaid Allowed amount of such Administrative Expense in Cash on or as soon as reasonably practicable after the later of: (a) the Effective Date; and (b) the date on which such Administrative Expense becomes Allowed, provided, however, that an Allowed Administrative Expense representing obligations incurred in the ordinary course of business consistent with past practices of TransTexas shall be paid in full or performed by the Reorganized Debtor, in accordance with its terms and conditions, in the ordinary course of business consistent with such past practices, provided, further, however, that an Allowed Administrative Expense may be paid on such other terms and conditions

First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 13
as are agreed to between the Reorganized Debtor and the holder of such Allowed Administrative Expense. All Professionals requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, or 503(b) of the Bankruptcy Code for services rendered before the Effective Date shall File and serve on Reorganized TransTexas, the Creditors' Committee, the Bondholder Committee, BNYFC and the United States Trustee an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Confirmation Date. Objections to applications of Professionals for compensation or reimbursement of expenses must be Filed and served on Reorganized TransTexas, the United States Trustee, the Bondholder Committee, BNYFC, the Creditors' Committee and the Professionals to whose fee application the objections are addressed.

         Section 3.02 Treatment of Bondholder DIP Secured Claims. The Bondholder DIP Secured Claims are Allowed in full. Unless otherwise agreed by the holders of the Bondholder DIP Secured Claims and the Debtor or Reorganized Debtor, on the Effective Date, each holder of an Allowed Bondholder DIP Secured Claim shall receive its Ratable Proportion of (a) in Cash, an amount equal to two-thirds of the sum of (i) the principal amount owing under the Bondholder DIP Facility on the Effective Date, (ii) all interest accruing thereon in accordance with the Bondholder DIP Facility and (iii) all fees and other charges relating thereto in accordance with the Bondholder DIP Facility and (b) Claims and entitlements under the Extended Bondholder DIP Facility. As more specifically set forth in, and without in any way limiting, Section 9.01 of the Plan, the Distributions provided hereunder are in full settlement, release and discharge of each Bondholder DIP Secured Claim.

         Section 3.03 Treatment of Allowed Priority Tax Claims. At the option of the Reorganized Debtor, each holder of an Allowed Priority Tax Claim shall receive on account of such Allowed Priority Tax Claim: (a) equal Cash payments made on the last Business Day of every six (6) month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the Plan Rate; (b) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Reorganized Debtor, provided such treatment is on more favorable terms to the Reorganized Debtor than the treatment set forth in clause (a) hereof; or (c) the full amount in Cash of such Allowed Priority Tax Claim on or as soon as practicable after the later of: (i) the Effective Date, or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim. The Reorganized Debtor, shall have the right, in its sole discretion, to prepay Allowed Priority Tax Claims without penalty of any sort or nature.

                                   ARTICLE IV

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests. Administrative Expenses and Priority Tax Claims of the kinds specified in Sections 507(a)(1), 502(i) and 507(a)(8) of the Bankruptcy Code have not been

First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 14
classified and are excluded from the following classes in accordance with
Section 1123(a)(1) of the Bankruptcy Code.

         Section 4.01 Class 1 consists of all Priority Claims.

         Section 4.02 Class 2 consists of all Secured Tax Claims.

         Section 4.03 Class 3 consists of the TransTexas Senior Secured Note Claims.

         Section 4.04 Class 4 consists of the BNYFC Secured Claims.

         Section 4.05 Class 5 consists of all Miscellaneous Secured Claims.

         Section 4.06 Class 6 consists of all Mineral Property Secured Claims.

         Section 4.07 Class 7 consists of the TransTexas Senior Secured Note Deficiency Claims.

         Section 4.08 Class 8 consists of all General Unsecured Claims.

         Section 4.09 Class 9 consists of all TransTexas Subordinated Note
Claims.

         Section 4.10 Class 10 consists of all Convenience Claims.

         Section 4.11 Class 11 consists of all Production Payment Holder Claims.

         Section 4.12 Class 12 consists of all Old Common Stock Interests.

                                    ARTICLE V

                        TREATMENT OF CLAIMS AND INTERESTS

         Section 5.01 Treatment of Allowed Class 1 Claims (Priority Claims).

         (a) Unless otherwise agreed by the holder of an Allowed Priority Claim and the Debtor, or following the Effective Date, the Reorganized Debtor, each holder of an Allowed Priority Claim shall receive an amount in Cash equal to 100% of the Allowed amount of such Claim on account of such Allowed Priority Claim on or as soon as practicable after the later of: (i) the Effective Date, or (ii) the date on which such Priority Claim becomes an Allowed Priority Claim.

         (b) As more specifically set forth in, and without any way limiting,
Section 9.01 of this Plan, the Distributions provided in this Section 5.01 are in full settlement, release and discharge of each such holder's Priority Claim.

First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 15

         (c) Class 1 is Unimpaired. Holders of Allowed Priority Claims shall be deemed to have accepted the Plan.

         Section 5.02 Treatment of Allowed Class 2 Claims (Secured Tax Claims).

         (a) At the option of the Reorganized Debtor, each holder of an Allowed Secured Tax Claim shall receive on account of its Allowed Secured Tax Claim one of the following alternatives: (i) equal Cash payments made on the last Business Day of every six (6) month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the Plan Rate;
(ii) such other treatment agreed to by the holder of such Allowed Secured Tax Claim and the Reorganized Debtor, provided such treatment is on more favorable terms to the Reorganized Debtor, than the treatment set forth in clause (i) hereof; or (iii) payment in full of such Allowed Secured Tax Claim on or as soon as practicable after the later of: (A) the Effective Date, or (B) the date on which such Secured Tax Claim becomes an Allowed Secured Tax Claim. The Reorganized Debtor, shall have the right, in its sole discretion, to prepay Allowed Secured Tax Claims without penalty of any sort or nature.

         (b) As more specifically set forth in, and without in any way limiting,
Section 9.01 of this Plan, the Distributions provided in this Section 5.02 are in full settlement, release and discharge of each holder's Secured Tax Claim.

         (c) Class 2 is Impaired. Holders of Allowed Secured Tax Claims shall be entitled to vote to accept or reject the Plan.

         Section 5.03 Treatment of Allowed Class 3 Claim (TransTexas Senior Secured Note Claims).

         (a) The TransTexas Senior Secured Note Claims are Allowed in full. On the Effective Date, the holder of the Allowed TransTexas Senior Secured Note Claims shall receive on account of its Allowed TransTexas Senior Secured Note
Claims: (i) all of the New Senior Secured Notes; (ii) all of the New Senior Preferred Stock; (iii) all of the New Junior Preferred Stock; (iv) all of the New Common Stock; (v) all of the New Warrants; and (vi) an amount in Cash equal to the Maximum GUC Cash Amount.

         (b) Subject to the occurrence of the Effective Date, the holder of Allowed TransTexas Senior Secured Note Claims has agreed to reallocate and direct the Reorganized Debtor to distribute certain of the Distributions set forth in Section 5.03(a), and the Reorganized Debtor shall distribute such Distributions, as follows:

                  (i) each holder of an Allowed TransTexas Subordinated Note
            Claim as of the Distribution Record Date shall receive its Ratable Proportion of 80 million shares of New Junior Preferred Stock on the Effective Date or as soon thereafter as is practicable;

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                                                                         Page 16

                  (ii) each holder of an Allowed General Unsecured Claim shall receive one of the following alternatives in accordance with the Ballot/Election submitted by such holder or its predecessor in interest with respect to such General Unsecured Claim on or before the Ballot/Election Deadline, on the earlier of Effective Date or the date on which such Claim becomes an Allowed General Unsecured Claim, or as soon thereafter as is practicable: (a) Cash in an amount equal to the lesser of (1) 20% of the Allowed amount of its General Unsecured Claim or (2) its Ratable Proportion of the Maximum GUC Cash Amount; or (b) shares of New Junior Preferred Stock with an aggregate par value equal to the Allowed Amount of its Claim; provided, however, that each election made by a holder of an Allowed General Unsecured Claim shall be irrevocable and binding on any subsequent holder of such Claim; and provided further, that each holder of an Allowed General Unsecured Claim that failed to submit its Ballot/Election on or before the Ballot/Election Deadline and otherwise in accordance with the instructions contained thereon shall be deemed to have elected to receive shares of New Junior Preferred Stock with an aggregate par value equal to the Allowed Amount of its Claim;

                  (iii) each holder of the Old Common Stock on the Distribution
            Record Date that is not an Affiliate of the Debtor shall receive its Ratable Proportion of (a) 4.2% of the New Common Stock and (b) 875,000 New Warrants on the Effective Date or as soon thereafter as is practicable; and

                  (iv) John R. Stanley, or his designee, shall receive 19.8% of the New Common Stock and 4,125,000 New Warrants on the Effective Date or as soon thereafter as is practicable.

         (c) Subject to the occurrence of the Effective Date, the holder of the Allowed TransTexas Senior Secured Note Claims has agreed to allow Reorganized TransTexas to retain an amount of Cash equal to the aggregate amount not paid to the holders of Allowed General Unsecured Claims pursuant to Section 5.03(b)(ii).

         (d) As more specifically set forth in, and without in any way limiting,
Section 9.01 of this Plan, the Distributions provided in this Section 5.03 are in full settlement, release and discharge of the holder's TransTexas Senior Secured Note Claims.

         (e) Class 3 is Impaired. Holders of Allowed TransTexas Senior Secured Note Claims shall be entitled to vote to accept or reject the Plan.

         Section 5.04 Treatment of Allowed Class 4 Claim (BNYFC).

         (a) The BNYFC Secured Claim is Allowed in full. On the Effective Date the BNYFC Secured Claim shall be reinstated or rendered Unimpaired in accordance with Section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law

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                                                                         Page 17
that entitles the holder of the BNYFC Secured Claim to demand or receive payment of such Allowed Secured Claim prior to the stated maturity of such Allowed Secured Claim from and after the occurrence of a default and notwithstanding the provisions of any order of the Bankruptcy Court (other than the Confirmation Order) to the contrary.

         (b) As more specifically set forth in, and without in any way limiting,
Section 9.01 of this Plan, the Distributions provided in this Section 5.04 are in full settlement, release and discharge of the BNYFC Secured Claim.

         (c) Class 4 is unimpaired. The holder of such Claim shall be deemed to have accepted the Plan.

         Section 5.05 Treatment of Allowed Class 5 Claims (Miscellaneous Secured Claims).

         (a) At the option of the Reorganized Debtor, on the Effective Date, each holder of an Allowed Miscellaneous Secured Claim shall receive on account of its Allowed Miscellaneous Secured Claim one of the following alternatives:
(i) the Reorganized Debtor shall execute a written undertaking in favor of the holder of such Claim, whereby the Reorganized Debtor shall assume such Claim and leave unaltered such holder's legal, equitable and contractual rights with respect to such Claim, (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, the Reorganized Debtor, shall (1) cure any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, (2) reinstate the maturity of such Claim as such maturity existed before such default, (3) compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law or (4) execute a written undertaking in favor of such holder, whereby the Reorganized Debtor shall assume such Claim and, except as permitted in clauses (1), (2) and (3) hereof, shall not otherwise alter the legal, equitable or contractual rights of such holder with respect to such Claim, or (iii) the Reorganized Debtor shall provide such other treatment agreed to by the holder of such Allowed Miscellaneous Secured Claim, and the Reorganized Debtor with the prior consent of the Bondholders.

         (b) Notwithstanding the foregoing, the Debtor, may elect by sending written notice, to the Bondholder Committee and to the affected Claim holder on or before the Confirmation Date to (i) pay the holder of such Allowed Miscellaneous Secured Claim the allowed Amount thereof, in Cash; (ii) distribute to the holder of an Allowed Claim in Class 5 the property securing such holder's Claim, in which event such holder shall be entitled within thirty (30) days of such election to File a proof of Claim for any deficiency entitled to treatment as a Claim in Class 8 or be forever barred from thereafter asserting a Deficiency Claim against the Debtor or the Reorganized Debtor; or (iii) provide to such holder such treatment, including deferred Cash payments, as shall be consistent with Section 1129(b) of the Bankruptcy Code.

         (c) As more specifically set forth in, and without in any way limiting,
Section 9.01 of this Plan, the Distributions provided in this Section 5.05 are in full settlement, release and discharge of each holder's Miscellaneous Secured Claim.

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                                                                         Page 18

         (d) Class 5 is Impaired. Holders of such Claims shall be entitled to vote to accept or reject the Plan. Each Miscellaneous Secured Claim receiving treatment under Section 5.05(b) above shall be deemed to be in separate Class for classification, voting and Distribution purposes.

         Section 5.06 Treatment of Allowed Class 6 Claims (Mineral Property Secured Claims).

         (a) Each holder of an Allowed Mineral Property Secured Claim shall receive on account of its Allowed Mineral Property Secured Claim one of the following alternatives in accordance with the Ballot/Election submitted by such holder or its predecessor in interest with respect to such Mineral Property Secured Claim on or before the Ballot/Election Deadline, on the earlier of Effective Date or the date on which such Claim becomes an Allowed Mineral Property Secured Claim, or as soon thereafter as is practicable: (i) equal Cash payments made on the last Business Day in December in each year following the Effective Date, over a period of five (5) years, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the Plan Rate, and a continuing Lien securing such Claim until paid in full or (ii) in Cash, an amount equal to forty percent (40%) of the Allowed Mineral Property Secured Claim; provided, however, that each election made by a holder of an Allowed Mineral Property Secured Claim shall be irrevocable and binding on any subsequent holder of such claim; and provided further, that each holder of an Allowed Mineral Property Secured Claim that fails to submit its Ballot/Election on or before the Ballot/Election Deadline and otherwise in accordance with the instructions contained therein shall be deemed to have elected to receive equal Cash payments made on the last Business Day in December in each year following the Effective Date, over a period of five
(5) years, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the Plan Rate, and a continuing Lien securing such Claim until paid in full.

         (b) As more specifically set forth in, and without in any way limiting,
Section 9.01 of this Plan, the Distributions provided in this Section 5.06 are in full settlement, release and discharge of each Mineral Property Secured Claim.

         (c) Class 6 is Impaired. Holders of such Claims shall be entitled to vote to accept or reject the Plan. Each Mineral Property Secured Claim receiving treatment under Section 5.06(b) above shall be deemed to be in separate Class for classification, voting and distribution purposes.

         Section 5.07 Treatment of Allowed Class 7 Claims (TransTexas Senior Secured Note Deficiency Claims).

         (a) The holder of the TransTexas Senior Secured Note Deficiency Claims shall receive no Distribution on account of its TransTexas Senior Secured Notes Deficiency Claims.

         (b) Class 7 is Impaired. The holder of such Claim shall be deemed to have rejected the Plan.

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                                                                         Page 19

         Section 5.08 Treatment of Allowed Class 8 Claims (General Unsecured Claims).

         (a) The holders of Allowed General Unsecured Claims shall receive no Distribution on account of their General Unsecured Claims.

         (b) Class 8 is Impaired. Holders of such Claims shall be deemed to have rejected the Plan.

         Section 5.09 Treatment of Allowed Class 9 Claims (TransTexas Subordinated Note Claims).

         (a) The holders of the TransTexas Subordinated Note Claims shall receive no Distributions on account of their TransTexas Subordinated Note Claims.

         (b) Class 9 is Impaired. Holders of such Claims shall be deemed to have rejected the Plan.

         Section 5.10 Treatment of Allowed Class 10 Claims (Convenience Claims).

         (a) On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Convenience Claim shall receive on account of its Allowed Convenience Claim Cash in an amount equal to 100% of its Allowed Convenience Claim (as reduced in accordance with Section 6.16 of this Plan), without interest.

         (b) As more specifically set forth in, and without in any way limiting,
Section 9.01 of this Plan, the Distributions provided in this Section 5.10 are in full settlement, release and discharge of each holder's Convenience Claim.

         (c) Class 10 is Impaired under this Plan. Holders of such Claims shall be entitled to vote to accept or reject the Plan.

         Section 5.11 Treatment of Allowed Class 11 Claims (Production Payment Holder Claims).

         (a) On the Effective Date, except to the extent that a holder of an Allowed Production Payment Holder Claim agrees to a different treatment of such Allowed Production Payment Holder Claim, each Allowed Production Payment Holder Claim shall be rendered Unimpaired in accordance with Section 1124 of the Bankruptcy Code. All Allowed Production Payment Holder Claims that are not due and payable on or before the Effective Date shall be paid in accordance with the terms of their underlying agreement and in the ordinary course of business of TransTexas.

         (b) As more specifically set forth in, and without in any way limiting,
Section 9.01 of this Plan, the Distributions provided in this Section 5.11 are in full settlement, release and discharge of each Production Payment Holder Claim.

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                                                                         Page 20

         (c) Class 11 is Unimpaired. Holders of such Claims shall be deemed to have accepted the Plan.

         Section 5.12 Treatment of Allowed Class 12 Interests (Old Common Stock Interests).

         (a) The holders of Old Common Stock Interests shall receive no Distributions of any kind under the Plan in respect of those Interests.

         (b) Class 12 is Impaired under the Plan. Holders of such Claims shall be deemed to have rejected the Plan.

                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN

         In addition to the provisions set forth elsewhere in this Plan, the following shall constitute the means for implementation of this Plan.

         Section 6.01 General Corporate Matters. Reorganized TransTexas shall take such action as is necessary under the laws of the States of Delaware and Texas, federal law and other applicable law to effect the terms and provisions of the Plan and the Plan Documents.

         Section 6.02 Post-Confirmation Financing. On the Effective Date, the transactions contemplated by the Post-Confirmation Credit Facility shall be consummated and thereupon become effective.

         Section 6.03 Effectiveness of Securities, Instruments and Agreements. On the Effective Date, all Plan Documents issued or entered into pursuant to the Plan, including, without limitation, (i) the New Secured Notes Security Documents, (ii) the New Senior Secured Notes, (iii) the New Senior Secured Notes Indenture, (iv) the New Senior Preferred Stock, (v) the New Junior Preferred Stock, (vi) the New Warrant Agreement, (vii) the New Warrants, (viii) the Registration Rights Agreement, (ix) the Management Agreement, (x) the Post-Confirmation Credit Facility, (xi) the Extended Bondholder DIP Facility,
(xii) the BNYFC DIP Facility and/or (xiii) any agreement entered into or instrument issued or in connection with any of the foregoing or any other Plan Document, shall become effective and binding in accordance with their respective terms and conditions upon the Entities thereto and shall be deemed to become effective simultaneously.

         Section 6.04 Corporate Action for Reorganized Debtor. On the Effective Date, the issuance of the New Common Stock, the New Senior Preferred Stock, the New Junior Preferred Stock, the New Warrants, the election or appointment of directors and officers pursuant to this Plan, and the other matters provided in this Plan involving the corporate structure of the Reorganized Debtor shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to Section 303 of the DGCL without any requirement of further action by the stockholders or directors of the Debtor or the Reorganized Debtor. On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtor shall file with the Secretary of State of the State of

First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 21

Delaware in accordance with Sections 103 and 303 of the DGCL, the Amended Certificate of Incorporation. The Amended Certificate of Incorporation shall provide for, among other things, (i) the authorization of 100 million shares of New Common Stock, (ii) the authorization of the New Senior Preferred Stock and the New Junior Preferred Stock, (iii) the indemnification of officers and directors of the Reorganized Debtor to the fullest extent permitted by Section 145 of the DGCL, (iv) the cancellation of the Old Common Stock, and (v) a prohibition on the issuance of nonvoting equity securities to the extent, and only to the extent, required by Section 1123(a)(6) of the Bankruptcy Code.

         Section 6.05 Directors of the Reorganized Debtor. On the Effective Date, the operation of Reorganized TransTexas shall become the general responsibility of its New Board of Directors, subject to, and in accordance with, the Amended Certificate of Incorporation and the Amended By-Laws. The initial New Board of Directors shall consist of [five] members identified at the Confirmation Hearing by the Debtor, with the prior consent of the Bondholder Committee. Such directors shall be deemed elected or appointed, pursuant to the Confirmation Order, but shall not take office and shall not be deemed to be elected or appointed until the occurrence of the Effective Date. Those directors and officers not continuing in office shall be deemed to have resigned therefrom as of the Effective Date pursuant to the Confirmation Order.

         Section 6.06 Management Agreement. The Management Agreement supersedes all employment, severance, retention bonus and other agreements between the Debtor and Mr. John R. Stanley prior to the Effective Date and all such agreements shall be deemed rejected on the Effective Date. On the Effective Date, all Claims and Administrative Expenses of Mr. John R. Stanley against the Debtor under any employment, severance, retention bonus and other agreements, if any, between Mr. John R. Stanley and the Debtor will be governed by, and completely satisfied in accordance with, the terms and conditions of the Management Agreement.

         Section 6.07 Approval of Agreements. The solicitation of votes on the Plan shall be deemed a solicitation for the approval of the Plan Documents and all transactions contemplated by this Plan. Entry of the Confirmation Order shall constitute approval of the Plan Documents and such transactions.

         Section 6.08 Employee Benefit Plans. Subject to the occurrence of the Effective Date, all employee benefit plans, policies and programs of the Debtor and the Debtor's obligations thereunder, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged. Except as otherwise provided in this Plan, employee benefit plans, policies, and programs shall include, without limitations, all savings plans, retirement pension plans, health care plans, disability plans, severance benefit plans, life, accidental death and dismemberment insurance plans (to the extent not executory contracts assumed under the Plan) and Workers' Compensation Programs, but shall exclude all employees' equity or equity-based incentive plans, which Interests shall be canceled pursuant to the terms hereof.

         Section 6.09 Listing of New Common Stock; Registration of Reorganization Securities. Reorganized TransTexas shall use its best efforts to cause as soon as practicable after the Effective Date, the shares of New Common Stock issued hereunder to be listed on a national

First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 22
securities exchange or quoted in the national market system of the National Association of Securities Dealer's Automated Quotation System. Within ten days after the Effective Date and in accordance with the terms of the Registration Rights Agreement, Reorganized TransTexas shall file, at its expense, and use its best efforts to have declared effective as soon as practicable thereafter, a registration statement or registration statements under the Securities Act for the offering on a continuous or delayed basis in the future the Reorganization Securities (the "Shelf Registration"). All of the Reorganization Securities shall be included in the Shelf Registration statement. The Reorganized Debtor shall keep the Shelf Registration effective for a five-year period from the Effective Date and supplement or make amendments to the Shelf Registration, if required under the Securities Act or by the rules and regulations promulgated thereunder, or in accordance with the terms of the Registration Rights Agreement, and have such supplements and amendments declared effective as soon as practicable after Filing.

         Section 6.10 Distributions to Holders of Allowed Claims and Interests; Source of Cash and Reorganization Securities for Distributions. On the Effective Date, Reorganized TransTexas shall deliver to the Disbursing Agent sufficient Cash and Reorganization Securities to (a) make the Distributions to be made on the Effective Date to the holders of Allowed Claims and Allowed Interests; and
(b) establish reserves for the Classes of Disputed Claims (other than those in Class 8) and Disputed Interests as set forth below. Payments and other distributions to be made pursuant to the Plan will be available from the Reorganized Debtor's funds, including funds provided to the Debtor in connection with the Post-Confirmation Credit Facility.

         Section 6.11 Distribution to Holders of TransTexas Senior Secured Notes. For the purposes of Distributions to the holder of Allowed TransTexas Senior Secured Note Claims, Firstar shall be deemed to be the sole holder of all such Claims. All Distributions on account of Allowed TransTexas Senior Secured Note Claims shall be distributed to Firstar, for further distribution to the TEC Bondholders pursuant to the terms of the TEC Senior Secured Notes Indenture, the Plan and the TEC Plan.

         Section 6.12 Cancellation and Surrender of Existing Securities; Cancellation of Indentures.

         (a) Cancellation of Existing Securities and Agreements. On the Effective Date, the TransTexas Senior Secured Notes, the TransTexas Loan Agreement, the TransTexas Subordinated Notes, the TransTexas Subordinated Notes Indenture, the Old Common Stock, and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Debtor to issue, transfer, or sell any shares of Old Common Stock, or any other capital stock of the Debtor shall be canceled and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the Distributions to be made to holders of such instruments under this Plan. After the Indenture Trustees or their agents perform their obligations under the Plan, the Plan Documents and their respective Indentures, the Indenture Trustees and their agents, successors and assigns shall be discharged of all of their obligations associated with the respective Indentures and related agreements and released from all Claims arising in this Chapter 11 Case, and as of the Effective Date, such Indentures shall be deemed canceled, except that such cancellation shall not impair the rights of the holders of the TransTexas

First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 23

Senior Secured Note Claims and the TransTexas Subordinated Note Claims to receive Distributions under the Plan or the rights of the Indenture Trustee under their charging liens, if any, pursuant to the Indentures to the extent that the Indenture Trustee has not received payment.

         (b) Surrender of Existing Securities. As a condition to receiving any Distribution under the Plan, each holder of a promissory note, share certificate, or other instrument evidencing a Claim or Interest must surrender such promissory note, share certificate, or other instrument to the Reorganized Debtor or its designee. Any holder of a Claim or Interest that fails to (i) surrender such instrument or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Reorganized Debtor and furnish a bond in the form, substance, and amount reasonably satisfactory to the Reorganized Debtor before the later to occur of (1) the second anniversary of the Effective Date and (2) six (6) months following the date such holder's Claim becomes an Allowed Claim, shall be deemed to have forfeited all rights, Claims, and/or Interests and may not participate in any Distribution under the Plan.

         (c) Payment of Firstar's Fees and Expenses As Indenture Trustee. Unless otherwise agreed by Firstar and the Debtor, on the Effective Date, the Debtor shall pay or cause to be paid to Firstar an amount in Cash equal to the Indenture Trustee Claim of Firstar for its reasonable fees and expenses incurred as Indenture Trustee prior to the Effective Date.

         Section 6.13 Release of Liens and Perfection of Liens. Except as otherwise provided in the Plan or in any Plan Document: (a) each holder of (i) a Miscellaneous Secured Claim, (ii) a Bondholder DIP Secured Claim, (iii) a BNYFC DIP Secured Claim, (iv) a Secured Claim, (v) a judgment, and (vi) a Mineral Property Claim, shall on the Effective Date (x) turn over and release to the Reorganized Debtor any and all Collateral that secures or purportedly secures such Claim, as they pertain to the properties currently owned or leased by the Debtor or such Lien shall automatically, and without further action by the Debtor or Reorganized Debtor, be deemed released, and (y) execute such documents and instruments as the Reorganized Debtor requests to evidence such Claim holder's release of such property or Lien; and (b) on the Effective Date, all right, title and interest in any and all property of the Estate shall revert or be transferred to the Reorganized Debtor free and clear of all Claims and Interests, including, without limitation, Liens, escrows, charges, pledges, encumbrances and/or security Interests of any kind. No Distribution hereunder shall be made to or on behalf of any Claim holder unless and until such holder executes and delivers to the Debtor or Reorganized Debtor such release of Liens or otherwise turns over and releases such Cash, pledge, or other possessory Lien. Any such holder that fails to execute and deliver such release of Liens within 120 days of the Effective Date shall be deemed to have no further Claim against the Debtor, the Reorganized Debtor or its assets or property in respect of such Claim and shall not participate in any Distribution hereunder. Notwithstanding the immediately preceding sentence, any holder of a Disputed Claim shall not be required to execute and deliver such release until such time as the Claim is Allowed or Disallowed.

         Section 6.14 Election of Treatment in Class 8. Each holder of a Claim in Class 8 may elect, in the Ballot/Election by which it votes to accept or reject the Plan, to reduce the amount of its Claim to $500 or less and thereby be deemed a holder of a Claim in Class 10 for purposes of voting and payment under the Plan. Holders of Claims in any other class shall not be entitled to

First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 24
make an election into Class 10 pursuant to this Plan. Any such election shall be effective only upon the receipt thereof by the Debtor prior to the Confirmation Date. Once the election is made, and received by the Debtor, such election shall be irrevocable and binding on any successor-in-interest with respect to such Claim, but shall not preclude the Debtor and/or other Entities from objecting to such Claim as reduced.

         Section 6.15 Liens Securing New Senior Secured Notes; Further Transactions. On the Effective Date, the Reorganized Debtor shall execute and deliver to Firstar, as Indenture Trustee under the New Senior Secured Notes Indenture, such documents, instruments and agreements as are necessary to confer the priority of TEC with respect to its Liens under the TransTexas Senior Secured Loan Agreement and the documents, instruments and agreements entered into in connection therewith and Firstar under the TEC Senior Secured Notes Indenture and the documents, instruments and agreements entered into in connection therewith on Firstar as Indenture Trustee under the New Senior Secured Notes Indenture and the documents, instruments and agreements entered into in connection therewith. On the Effective Date, the Reorganized Debtor shall execute and deliver such further documents, instruments and agreements as are necessary to effectuate and further evidence the terms and conditions of the Plan.

                                  ARTICLE VII

                 DISPUTED CLAIMS, DISPUTED INTERESTS, RESERVES

                   AND MISCELLANEOUS DISTRIBUTION PROVISIONS

         Section 7.01 Objections. An objection to the allowance of a Claim (other than an Administrative Expense Claim) or Interest shall be in writing and may be Filed by the Debtor or Reorganized Debtor, or any other party in interest, at any time on or before the Objection Deadline. The "Objection Deadline" is the later of (a) the 120th day following the Effective Date unless such period is extended by order of the Bankruptcy Court, (b) sixty (60) days after the Filing of the proof of such Claim or Interest or (c) such other date set by order of the Bankruptcy Court (the application for which may be made on an ex parte basis). The objecting party shall serve a copy of each such Objection upon the holder of the Claim or Interest to which it pertains and upon the Debtor or the Reorganized Debtor, as the case may be, and, prior to the Effective Date, the Debtor or the Reorganized Debtor will prosecute each Objection to a Claim or Interest until determined by a Final Order unless the Debtor or the Reorganized Debtor (i) compromises and settles an Objection to a Claim or Interest by written stipulation, subject to Bankruptcy Court approval, if necessary or (ii) withdraws an Objection to a Claim or Interest.

         Section 7.02 Amendments to Claims; Claims Filed After the Confirmation Date. Except as otherwise provided in this Plan, after the Confirmation Date, a Claim may not be Filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the holder of such Claim solely to decrease, but not to increase, the Face Amount thereof. Except as otherwise provided in this Plan, any new or amended Claim Filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtor or Reorganized Debtor.

First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 25

         Section 7.03 Reserves for Disputed Claims and Disputed Interests.

         (a) On the Effective Date, Reorganized Debtor shall reserve sufficient shares of New Common Stock to be issued to the holders of Class 4 Claims and other distributees as specified in Section 5.03.

         (b) On the Effective Date, the Reorganized Debtor shall transmit to the Disbursing Agent, and the Disbursing Agent shall reserve for the account of each holder of a Disputed Claim or Interest, (i) the property which would otherwise be distributable to such holder on such date in accordance with the Plan were such Disputed Claim or Disputed Interest an Allowed Claim or Allowed Interest, as applicable, on such date, in the Face Amount thereof, or such other amount as ordered by the Bankruptcy Court or (ii) such other property as such holder and the Reorganized Debtor may agree; provided, however, in no event shall the Cash reserve exceed the Maximum GUC Cash Amount. Property reserved under this Section 7.03(b) shall be set aside and to the extent practicable, held by the Disbursing Agent in an interest bearing account to be established and maintained by the Disbursing Agent pending resolution of such Disputed Claim, provided, however, that Cash shall be invested in a manner consistent with the requirements of
Section 345 of the Bankruptcy Code or otherwise ordered by the Bankruptcy Court. To the extent such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest, the property so reserved for the holder thereof, together with any proceeds thereon, shall be distributed by the Disbursing Agent to such holder pursuant to, and to the extent provided for in the Plan.

         (c) Any voting rights of Reorganization Securities held in reserve in respect of a Disputed Claim or Disputed Interest shall be suspended until such securities are released from such reserve.

         Section 7.04 Fluctuation in Value of Securities. The value of the Reorganization Securities held in reserve under Section 7.03 of the Plan is likely to fluctuate. The Reorganized Debtor does not represent or warrant that the value of any Reorganization Securities will not decline after the Effective Date and they do not otherwise assume any liability or risk of loss which the holder of a Disputed Claim or Disputed Interest which becomes an Allowed Claim or Allowed Interest, as applicable, after the Effective Date may suffer by reason of any decline in value of a reserved Reorganization Securities pending determination of the amount of such Disputed Claim. The risk or benefit of any appreciation or depreciation in the value of any reserved Reorganization Securities shall be borne solely by the Entity to whom such Reorganization Securities is ultimately distributed.

         Section 7.05 Distributions on Account of Disputed Claims. In determining the amount of Distributions to be made under the Plan to the holders of Allowed Claims on the Effective Date or a Quarterly Distribution Date, the appropriate Distributions shall be made as if all the Disputed Claims as of such Distribution Date were Allowed Claims in the full amount claimed by the holders thereof, unless otherwise ordered by the Court. No Distributions will be made on a Disputed Claim or Disputed Interest unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.

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         Section 7.06 Quarterly Distributions. On the Quarterly Distribution
Date, the Disbursing Agent shall make Ratable Proportion or other Distributions of Cash or Reorganization Securities reserved for any Disputed Claim that has become an Allowed Claim during the preceding quarterly period. Additionally, on each Quarterly Distribution Date, the Reorganized Debtor, shall distribute to holders of previously Allowed Class 8 Claims their Ratable Proportion of distributable cash in the Cash Reserve Account less the total amount of any Distribution previously received.

         Section 7.07 Excess Reserves. On the date on which all Class 8 Claims and Class 10 Claims are either Allowed or Disallowed Claims and all payments required to be made pursuant to the Plan to the holders of such Allowed Claims shall have been made, all Cash and Reorganization Securities reserved for the payment of, or Distribution on, the disallowed portion of Disputed Claims and Disputed Interests and not required to be otherwise Distributed pursuant to the Plan, shall immediately and irrevocably vest in the Reorganized Debtor and the Disbursing Agent shall transmit such property to the Reorganized Debtor, whereupon the Reorganized Debtor shall thereafter be empowered to take whatever steps may be necessary to exercise control over such property. Shares of New Common Stock that are reserved pursuant to Section 7.03 for issuance but not issued shall remain authorized but unissued New Common Stock.

         Section 7.08 Undeliverable or Unclaimed Distributions. Any Entity that is entitled to receive a Cash Distribution under this Plan but that fails to cash a check within 120 days of its issuance shall be entitled to receive a reissued check from the Reorganized Debtor for the amount of the original check, without any interest, if such Entity requests the Reorganized Debtor or its designee to reissue such check and provides the Reorganized Debtor or its designee, with such documentation as the Reorganized Debtor or its designee requests to verify that such Entity is entitled to such check, prior to the later of (a) the second anniversary of the Effective Date or (b) six (6) months after such Claim becomes an Allowed Claim. If an Entity fails to cash a check within 120 days of its issuance and fails to request reissuance of such check prior to the later to occur of (a) the second anniversary of the Effective Date or (b) six (6) months following the date such Entity's Claim becomes an Allowed Claim, such Entity shall not be entitled to receive any distribution under this Plan with respect to the amount of such check. If the distribution to any holder of an Allowed Claim or Interest is returned to the Reorganized Debtor or its designee as undeliverable, no further distributions will be made to such holder unless and until the Reorganized Debtor or its designee is notified in writing of such holder's then-current address.

         All Claims for undeliverable distributions must be made on or before the later to occur of (i) the second anniversary of the Effective Date and (ii) six (6) months following the date such Entity's Claim becomes an Allowed Claim or Allowed Interest. After such date, all unclaimed property shall revert to the Reorganized Debtor and the Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheatment laws to the contrary.

         Section 7.09 Allocation of Consideration. The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under this Plan shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and

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



any remaining consideration as satisfying accrued, but unpaid, interest through the Effective Date, if any.

         Section 7.10 Distributions to the Holders of General Unsecured Claims. For purposes of formulating this Plan, the Debtor has estimated the aggregate total of Allowed General Unsecured Claims, after the resolution of all disputes, to be approximately $75 million. In connection with the process of resolution of Disputed Claims, the Bankruptcy Court will determine the amount of ultimately Allowed General Unsecured Claims and consequently, the final distributions to holders of Allowed General Unsecured Claims pursuant to this Plan.

         Section 7.11 Limitations on Amounts to be Distributed to Holders of Allowed Deductible Claims. Distributions under the Plan to each holder of an Allowed Deductible Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Deductible Claim is classified and such distribution shall be in full settlement, release and discharge of each holder's Allowed Deductible Claim. A holder of an Allowed Deductible Claim shall be barred from attempts to collect on such Deductible Claim from the applicable insurance carrier or administrator. Nothing in this section or this Plan shall constitute a waiver of any Claim, debt, right, cause of action or liability that any entity may hold with respect to the Insured Portion against any other entity, including the Debtor's insurance carriers. To the extent permitted by applicable law, the holder of an Insured Claim shall have the right with respect to the Insured Portion of such Claim to proceed directly against the Debtor's or the Reorganized Debtor's insurance carrier. In addition, in jurisdictions where a holder of an Insured Portion is prevented from proceeding directly against the Debtor's insurance carrier, the Debtor or the Reorganized Debtor, will proceed against the insurance carrier. Any proceeds that are received by the Debtor or the Reorganized Debtor, from the insurance carrier with respect to such Insured Portion will be distributed to the holder of such Insured Portion. Other than as set forth in this Section 7.11, the Debtor and the Reorganized Debtor will have no liability with respect to the Insured Claims and no Distributions will be made to holders of Insured Claims or the Debtor's insurance carriers with respect to such Claims. Notwithstanding anything in this Plan to the contrary, in its sole discretion, the Debtor or the Reorganized Debtor, may pay any Secured Deductible Claim, in Cash, even where no proof of Claim is timely Filed to prevent any insurance carrier from executing on collateral held by or for the benefit of such insurance carrier. The treatment set forth in this Section 7.11 shall be in full settlement, release and discharge of Insured Claims.

         Section 7.12 Transmittal of Distributions and Notices.

         (a) Any property or notice other than Cash Distributions made through
Section 7.14 which an Entity is or becomes entitled to receive pursuant to the Plan shall be delivered by regular mail, postage prepaid, in an envelope addressed to that Entity at the address indicated on any notice of appearance Filed by that Entity or his authorized agent prior to the Effective Date. If no notice of appearance has been Filed, notice shall be sent to the address indicated on a properly Filed proof of Claim or Interest or, absent such a proof of Claim or Interest, the address that is Scheduled for that Entity or register maintained for register securities. The date of Distribution shall be the date of mailing, and property distributed in accordance with this Section shall be deemed delivered to such Entity regardless of whether such property is actually received by that Entity.

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         (b) A holder of a Claim or Interest may designate a different address for notices and distributions by notifying the Debtor or the Reorganized Debtor, or with respect to the holder of a TransTexas Senior Secured Note Claims, Firstar, or with respect to a holder of a TransTexas Subordinated Note Claim, Bank One, of that address in writing. The new address shall be effective upon receipt by the Debtor or the Reorganized Debtor, as the case may be.

         (c) Notwithstanding anything contrary herein and above, to the extent that a Distribution is required to be made to a Paying Agent, the address for the relevant Claim or Interest shall be the address of the relevant Paying Agent.

         Section 7.13 Distribution Record Date. As of the close of business on the Distribution Record Date, the transfer register for the TransTexas Subordinated Notes and the TEC Secured Notes will be closed, and the Disbursing Agent, Bank One, Firstar and their respective agents will have no obligation to recognize the transfer of any TransTexas Subordinated Notes occurring after such time and will be entitled for all purposes herein to recognize and deal only with those holders of record as of such time.

         Section 7.14 Method of Cash Distributions. Any Cash payment to be made pursuant to this Plan may be made by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.

         Section 7.15 Distributions on Non-Business Days. Any Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

         Section 7.16 Rounding. Notwithstanding any other provision of the Plan, only whole numbers of shares of New Senior Preferred Stock, New Junior Preferred Stock and New Common Stock and whole numbers of New Warrants will be issued. When any distribution on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Senior Preferred Stock, New Junior Preferred Stock and New Common Stock or a number of New Warrants that is not a whole number, the actual distribution of shares of such stock or warrants will be rounded to the next higher or lower whole number as follows: (i) fractions equal to or greater than 1/2 will be rounded to the next higher whole number and
(ii) fractions less than 1/2 will be rounded to the next lower number. The total number of shares of New Senior Preferred Stock, New Junior Preferred Stock and New Common Stock and New Warrants to be distributed to a Class of Claims or Interests will be adjusted as necessary to account for the rounding provided for herein. If, as a result of such rounding, the amount of shares of New Senior Preferred Stock, New Junior Preferred Stock and New Common Stock or the amount of New Warrants to be distributed to a particular Class differs from the aggregate number of shares of New Senior Preferred Stock, New Junior Preferred Stock and New Common Stock or New Warrants to be distributed pursuant to the Plan to that Class, the aggregate number of shares of New Senior Preferred Stock, New Junior Preferred Stock and New Common Stock or the amount of New Warrants specified with respect to such Class will be adjusted upward or downward to provide for the distribution of New Senior Preferred Stock, New Junior Preferred Stock and New Common Stock or New Warrants, as the case may be, in an aggregate number of shares or New Warrants equal to such sum. No consideration will be provided in lieu of fractional shares or warrants that are rounded down.

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



         Section 7.17 Withholding Taxes. Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All Entities holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

         Section 7.18 Disputed Distributions. If any dispute arises as to the identity of a holder of an Allowed Claim or an Allowed Interest who is to receive any distribution, the Disbursing Agent, Firstar, or Bank One may, in lieu of making such distribution to such Entity, make such distribution into an escrow account until the disposition thereof shall be determined by Final Order of the Bankruptcy Court or by written agreement among the interested parties to such dispute.

         Section 7.19 Retention of Rights to Pursue Causes of Action. Pursuant to Section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtor (as representatives of the Debtor's estate) will retain and have the exclusive right to enforce against any Entity any and all Causes of Action (including, without limitation, all Causes of Action arising under Sections 510, 544 through 550 and 553 of the Bankruptcy Code or otherwise arising under the Bankruptcy Code and/or those arising under other applicable law) that arose before the Effective Date, including all Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code, other than those expressly released or compromised as part of or pursuant to this Plan; provided, however, that all Causes of Action that arose before the Effective Date relating to any of the Distributions received by the holder of the TransTexas Senior Secured Note Claims pursuant to Section 5.03(a) and not reallocated pursuant to 5.03(b) or retained pursuant to Section 5.03(c) are hereby assigned to Firstar on behalf of the TEC Bondholders.

         Section 7.20 Special Master Proceedings. All Disputed Secured Claims of a Mineral Property Claimant shall be referred to the Special Master. The Special Master shall make findings of fact and shall refer all questions of law to the Bankruptcy Court. The Special Master shall enter findings and conclusions as to the allowance of a Disputed Secured Claim of a Mineral Property Claimant; provided, however, that any party may obtain a trial de novo before the Bankruptcy Court by appealing the Special Master's finding and conclusions within 10 days of the Special Master's Filing of his report to the Bankruptcy Court.

                                  ARTICLE VIII

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Section 8.01 Assumption Generally. Except as otherwise provided in this Plan or in any order of the Bankruptcy Court, subject to the occurrence of the Effective Date, on the Effective Date, pursuant to Section 365 of the Bankruptcy Code, all executory contracts and unexpired leases not listed on the Schedule of Rejected Contracts to be served and Filed by the Debtor at least five (5) days before the Confirmation Hearing (the "Schedule of Rejected Contracts"), or which is not the subject of a motion to reject as of the Confirmation Date, and is not rejected under Section 8.06 hereof, are assumed, subject to the same rights that the Debtor or the Reorganized Debtor held or holds at, on, or after the Petition Date to modify or terminate such agreements under applicable nonbankruptcy law. Each contract and lease assumed under this

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

Section shall be assumed only to the extent, if any, that it constitutes an executory contract or unexpired lease, and nothing contained herein shall constitute an admission by the Debtor or the Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that the Debtor or the Reorganized Debtor has any liability thereunder. To the extent the Bankruptcy Court, or any other court of competent jurisdiction, determines, either before, on, or after the Effective Date, that any agreement in the form of a lease of real or personal property identified for assumption in this
Article VIII of the Plan, is, in fact, a secured transaction, the resulting secured indebtedness arising from such determination shall be treated in accordance with the applicable section of the Plan. Each executory contract and unexpired lease assumed pursuant to this Article VIII shall revest in and be fully enforceable by the Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable federal law.

         Section 8.02 Approval of Assumptions. Subject to the occurrence of the Effective Date, the Confirmation Order (except as otherwise provided therein) shall constitute an order of the Bankruptcy Court approving the assumptions, revestments and, to the extent not subject to dispute as set forth in Section
8.04 of the "cure" amounts described in this Article VIII and the Cure Amount Schedule attached to the Schedule of Rejected Contracts pursuant to Section 365 of the Bankruptcy Code effective as of the Effective Date.

         Section 8.03 Objections to Assumption of Executory Contracts and Unexpired Leases.

         (a) Any Entity objecting to the Debtor's proposed assumption of an executory contract or unexpired lease based on a lack of adequate assurance of future performance or on any ground other than the adequacy of the "cure" amount set forth in the Cure Amount Schedule, shall File and serve a written objection to the assumption of such contract or lease within the same deadline and in the same manner established for Filing objections to Confirmation of this Plan. Failure to File an objection within the time period set forth above shall constitute consent to the assumption and revestment of those contracts and leases, including an acknowledgment that the proposed assumption provides adequate assurance of future performance.

         (b) If any Entity Files an objection to assumption based on any ground other than the adequacy of the "cure" amount set forth in the Cure Amount Schedule, and the Bankruptcy Court ultimately determines that the Debtor cannot assume the executory contract or lease or that the Debtor cannot provide adequate assurance of future performance as proposed or in any modified proposal submitted by the Debtor or the Reorganized Debtor, then the unexpired lease or executory contract shall automatically thereupon be deemed to have been included on the Schedule of Rejected Contracts and shall be rejected pursuant to Section
8.06 hereof.

         Section 8.04 Objections to Proposed "Cure" Amounts.

         (a) The Debtor believes that any executory contract of the Debtor that is not listed on the Schedule of Rejected Contracts or in the Cure Amount Schedule may be assumed by the Debtor without the payment of any monetary cure amount. Any party to an executory contract or

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



unexpired lease to be assumed that asserts arrearages or damages pursuant to
Section 365(b)(1) of the Bankruptcy Code that exceeds the amount set forth in the Cure Amount Schedule, or which is not listed therein and pertains to an executory contract not listed in the Schedule of Rejected Contracts must File and serve an objection to the proposed cure amount within the same deadline and in the same manner established for Filing objections to Confirmation of this Plan. Failure to assert arrearages different from the amount set forth on the Cure Amount Schedule or which pertains to an executory contract not listed in the Schedule of Rejected Contracts or the Cure Amount Schedule within the time period set forth above shall constitute consent to the cure amount set forth in the Cure Amount Schedule or to the Debtor's position that no cure amount must be paid and an acknowledgment that the amount identified for "cure" on the Cure Amount Schedule is the only amount necessary to cover any and all outstanding defaults under the respective executory contract or unexpired lease to be assumed and an acknowledgment that no other defaults exist under said contract or lease.

         (b) To the extent that any objections to the amounts set forth in the Cure Amount Schedule are timely Filed and served and such objections are not resolved between the Debtor and the objecting Entities, the Bankruptcy Court shall resolve such disputes at a hearing to be held at a date to be determined by the Bankruptcy Court at the Confirmation Hearing. The resolution of such disputes shall not affect the Debtor's assumption of the contracts or leases that are subject of such a dispute, but rather shall affect only the "cure" amount the Debtor must pay in order to assume such contract or lease. Notwithstanding the immediately preceding sentence, if the Debtor in its discretion determines that the amount asserted to be the necessary "cure" amount would, if ordered by the Bankruptcy Court, make the assumption of the contract or lease imprudent, then the Debtor may, prior to or at the Confirmation Hearing, elect to (1) reject the contract or lease pursuant to Section 8.06 hereof, or (2) request an expedited hearing on the resolution of the "cure" dispute, exclude assumption or rejection of the contract or lease from the scope of the Confirmation Order, and retain the fight to reject the contract or lease pursuant to Section 8.06 hereof pending the outcome of such dispute.

         Section 8.05 Payment Related to Assumption of Executory Contracts and Unexpired Leases. If not the subject of dispute pursuant to Section 8.04 hereof as of Confirmation Date, any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied by the Debtor, pursuant to Section 365(b)(1) of the Bankruptcy Code, by payment of the amount set forth in the Cure Amount Schedule or such other amount as ordered by the Bankruptcy Court or agreed upon by the Debtor in Cash within 60 days following the Effective Date or on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute pursuant to
Section 8.04, payment of the amount otherwise payable hereunder shall be made following entry of a Final Order or agreement by the Debtor or the Reorganized Debtor, as the case may be, and the party to the contract or lease.

         Section 8.06 Executory Contracts and Unexpired Leases to be Rejected.

         (a) Effective as of, and subject to the occurrence of, the Effective Date, the executory contracts and unexpired leases listed on the Schedule of Rejected Contracts shall be rejected as of the Effective Date. The Debtor may amend the Schedule of Rejected Contracts at any

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



time prior to the Confirmation Hearing (i) by Filing such amendment with the Bankruptcy Court and serving it on parties directly affected by the amendment; or (ii) with Bankruptcy Court approval after a hearing on notice to the Creditors' Committee and the affected parties. Listing a contract or lease by category above or on the Schedule of Rejected Contracts shall not constitute an admission by the Debtor or the Reorganized Debtor that such contract or lease, including related agreements, is an executory contract or unexpired lease or that the Debtor or the Reorganized Debtor have any liability thereunder.

         (b) The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections on the Confirmation Date, pursuant to Section 365 of the Bankruptcy Code, effective as of the Effective Date. Any party to an executory contract or unexpired lease identified for rejection as provided herein may, within the same deadline and in the same manner established for Filing objections to Confirmation, file any objection thereto. Failure to file any such objection within the time period set forth above shall constitute consent and agreement to the rejection.

         Section 8.07 Bar Date for Rejection Damages. If the rejection of an executory contract or unexpired lease pursuant to Section 8.06 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely Filed and is a Miscellaneous Secured Claim, shall be classified in Class 6, and to the extent that it is timely Filed and is a General Unsecured Claim, shall be classified in Class 8 or Class 10, as the case may be; provided, however, that in either event any Claim arising from the rejection shall be forever barred and shall not be enforceable against the Debtor, the Reorganized Debtor, their affiliates, their successors, estates, or their properties, unless a proof of Claim is Filed and served on the Debtor or the Reorganized Debtor within thirty days after the earlier of (a) the date of entry of the first order of the Bankruptcy Court rejecting the executory contract or unexpired lease, or (b) the Confirmation Date.

         Section 8.08 Contracts Entered Into on or After the Petition Date. On the Effective Date, all contracts, leases, and other agreements entered into by the Debtor on or after the Petition Date, which agreements have not been terminated in accordance with their terms on or before the Confirmation Date shall revest in and remain in full force and effect as against the Reorganized Debtor and the other parties to such contracts, leases and other agreements.

                                   ARTICLE IX

                     DISCHARGE, RELEASES AND INDEMNIFICATION

         Section 9.01 Discharge of All Claims and Interests and Releases.

         (a) Except as otherwise specifically provided by this Plan, the Confirmation (subject to the occurrence of the Effective Date) shall discharge the Debtor and the Reorganized Debtor from any debt that arose before the Confirmation Date, and any debt of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of Claim is Filed

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



or is deemed Filed, whether or not such Claim is an Allowed Claim, and whether or not the holder or such Claim has voted on this Plan.

         (b) Except as otherwise specifically provided by this Plan, the Distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date) of (i) all Claims and Causes of Action against, liabilities of, liens on, obligations of and Interests in the Debtor or the Reorganized Debtor or the direct or indirect assets and properties of the Debtor or the Reorganized Debtor whether known or unknown, and (ii) all Causes of Action (whether known or unknown, either directly or derivatively through the Debtor or the Reorganized Debtor) against, Claims (as defined in
Section 101 of the Bankruptcy Code) against, liabilities (as guarantor of a Claim or otherwise) of, Liens on the direct or indirect assets and properties of, and obligations of successors and assigns of, the Debtor, the Reorganized Debtor and their successors and assigns based on the same subject matter as any Claim or Interest or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was Filed, whether or not Allowed and whether or not the holder of the Claim or Interest has voted on this Plan.

         (c) On the Effective Date, the Reorganized Debtor shall be deemed to release unconditionally, and hereby is deemed to release unconditionally on such date (i) each present or former officer, director, shareholder, employee, consultant, attorney, accountant and other representatives of the Debtor, (ii) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee, each consultant, attorney, accountant or other representative or member of the Creditors' Committee, (iii) the Entities serving on the Bondholder Committee at any time in the Chapter 11, and, solely in their capacity as representatives of such holders, each of such Entity's respective officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives, (iv) Firstar, as Indenture Trustee, and, solely in their capacity as representatives of Firstar, as Indenture Trustee, each of Firstar's officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives, (v) BNYFC and, solely in their capacity as representatives of BNYFC, each of BNYFC's officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives and (vi) the holders of Bondholder DIP Claims and, solely in their capacity as representatives of such holders, each of such holder's respective officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives (the Entities specified in clauses (i) and (vi) are referred to collectively as the "Releasees"), from any and all Claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Reorganized Debtor, the Chapter 11 Case, or the Plan, except that no Releasees shall be released from acts or omissions which are the result of willful misconduct.

         (d) On the Effective Date, each holder of a Claim and/or an Interest shall be deemed to have released unconditionally, and hereby is deemed to release unconditionally on such

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



date, the Releasees, from any and all rights, Claims, causes of action, obligations, suits, judgments, damages and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or before the Effective Date in any way relating to the Reorganized Debtor, the Debtor, the Chapter 11 Case or the Plan, except that no Releasees shall be released from acts or omissions which are the result of willful misconduct.

         (e) If and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases, then the Debtor, with the prior consent of the Bondholder Committee, reserves the right to amend the Plan so as to give effect as much as possible to the foregoing releases, or to delete them.

         Section 9.02 Indemnification. Notwithstanding any other provisions of the Plan, the obligations of the Debtor to indemnify its present and former directors, officers and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation or by-laws of the Debtor, applicable state law, specific agreement or any combination of the foregoing shall not survive the Effective Date and shall be discharged, regardless of whether indemnification is owed in connection with an event occurring prior to, upon or subsequent to the Petition Date, provided, however, that the Reorganized Debtor shall take all such actions as are necessary to maintain in full force and effect the existing insurance policies until such time as it may expire by its terms and directors and officers of the Debtor covered by the existing insurance policies shall be entitled to make Claims thereunder pursuant to the terms thereof notwithstanding the provisions of this Section 9.02.

         Section 9.03 Conclusion of Chapter 11 Case and Dissolution of Creditors' Committee.

         Except with respect to any appeal of an order in the Chapter 11 Case, and any matters related to any proposed modification of the Plan, on the Effective Date, the Creditors' Committee shall be dissolved and the members, employees, agents, advisors and representatives (including, without limitation, attorneys, financial advisors, and other Professionals) thereof shall thereupon be released from and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from and in connection with the Chapter 11 Case and shall be indemnified (including for reasonable attorneys' fees and costs) by the Reorganized Debtor for any and all acts performed, or omissions, in connection with the Chapter 11 Case, except for acts or omissions as shall constitute fraud, willful misconduct or gross negligence of their duties.

                                    ARTICLE X

                 CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE

         Section 10.01 Conditions to Occurrence of the Effective Date. The following are conditions precedent to the occurrence of the Effective Date:

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



         (a) The Bankruptcy Court shall have entered an order confirming the TEC Plan, and the TEC Plan and the order confirming the TEC Plan shall each be in form and substance satisfactory to the Bondholder Committee and the Debtor.

         (b) The Bankruptcy Court shall have entered an order confirming the TARC Plan, and the TARC Plan and the order confirming the TARC Plan shall each be in form and substance satisfactory to the Bondholder Committee and the Debtor.

         (c) The order confirming the TEC Plan shall have become a Final Order (as such term is defined in the TEC Plan).

         (d) The order confirming the TARC Plan shall have become a Final Order (as such term is defined in the TARC Plan).

         (e) The Confirmation Order shall have been entered and become a Final Order in form and substance satisfactory to the Debtor and the Bondholder Committee.

         (f) The Debtor shall have sufficient Cash under the Post-Confirmation Credit Facility and otherwise to satisfy all Cash obligations under the Plan due on or as of the Effective Date.

         (g) The Amended Certificate of Incorporation shall have been Filed with the Secretary of State of Delaware in accordance with such State's corporation laws and the Amended By-Laws shall have been adopted by the Reorganized Debtor.

         (h) All authorizations, consents and regulatory approvals required, if any, in connection with the Plan's effectiveness shall have been obtained.

         (i) No order of a court shall have been entered and shall remain in effect restraining the Debtor from consummating the Plan.

         (j) The Debtor and the Bondholder Committee shall each have approved each of the Plan Documents and such Plan Documents shall have been executed in accordance with their terms.

         (k) All amounts required to be paid pursuant to Section 3.02 shall have been paid in full in Cash to the Bondholder Lenders.

         Section 10.02 Waiver of Conditions to Occurrence of the Effective Date. The Debtor may waive, with the prior consent of the Bondholder Committee, one or more of the conditions to the occurrence of the Effective Date.

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



                                   ARTICLE XI

                          EFFECTS OF PLAN CONFIRMATION

         Section 11.01 Reorganized Debtor. The Debtor shall, as the Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

         Section 11.02 Revesting and Vesting. Except as otherwise provided in this Plan, pursuant to Section 1123(a)(5) and 1141 of the Bankruptcy Code, all property comprising the Estate shall revest in the Reorganized Debtor or its successor, free and clear of all Claims, Liens, charges, encumbrances and Interests of Creditors and equity security holders on the Effective Date. As of the Effective Date, the Reorganized Debtor may operate its businesses and use, acquire and dispose of property and settle and compromise Claims or Interests without supervision of the Court free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the foregoing, the Reorganized Debtor may pay the charges it incurs for Professional fees, disbursements, expenses, or related support services after the Effective Date without any application to the Court.

         Section 11.03 Injunction. Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that all Entities who have held, hold or may hold Claims against or Interests in the Debtor are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtor or the Reorganized Debtor, any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, the Debtor, or any property of any such transferee or successor; (b) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, of any judgment, award, decree or order against the Debtor or the Reorganized Debtor, any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, the Debtor, or any property of any such transferee or successor; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtor or the Reorganized Debtor, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Entities; (d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Debtor or the Reorganized Debtor, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, the Debtor; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.

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



                                   ARTICLE XII


                            ADMINISTRATIVE PROVISIONS

         Section 12.01 Retention of Jurisdiction. Notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall retain jurisdiction as is legally permissible, including, without limitation, for the following purposes:

         (a) to determine (i) any Disputed Claims, Disputed Interests and all related Claims accruing after the Confirmation Date including rights and liabilities under contracts giving rise to such Claims, (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances and (iii) preconfirmation tax liability pursuant to Section 505 of the Bankruptcy Code;

         (b) to allow, disallow, estimate, liquidate or determine any Claim or Interest against the Debtor and to enter or enforce any order requiring the Filing of any such Claim or Interest before a particular date;

         (c) to approve all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of any of the Debtor pursuant to Section 365 of the Bankruptcy Code and Article X herein;

         (d) to determine requests for payment of administrative expenses entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto;

         (e) to resolve controversies and disputes regarding the interpretation and implementation of this Plan, any disputes relating to whether or not a timely and proper proof of Claim was Filed or whether a Disallowed Claim or Disallowed Interest should be reinstated;

         (f) to implement the provisions of this Plan and entry of orders in aid of confirmation and consummation of this Plan;

         (g) to modify the Plan pursuant to Section 1127 of the Bankruptcy Code;

         (h) to adjudicate any and all Causes of Action that arose in these Chapter 11 Case preconfirmation or in connection with the implementation of this Plan, whether or not pending on the Confirmation Date, including without limitation, any remands of appeals;

         (i) to resolve disputes concerning any reserves with respect to Disputed Claims, Disputed Interests or the administration thereof;

         (j) to resolve any disputes concerning whether a person or entity had sufficient notice of the Chapter 11 Case, the applicable Claims bar date, the hearing on the approval of the Disclosure Statement as containing adequate information, the hearing on the confirmation of this

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



Plan for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

         (k) to determine any and all applications, Claims, Interests, pending adversary proceedings and contested matters (including, without limitation, any adversary proceeding or other proceeding to recharacterize agreements or reclassify Claims or Interests) in these Chapter 11 Case;

         (l) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

         (m) to seek the issuance of such orders in aid of execution of the Plan, to the extent authorized by Section 1142 of the Bankruptcy Code;

         (n) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

         (o) to recover all assets of the Debtor and property of the Estate, wherever located, including any Causes of Action under Sections 544 through 550 of the Bankruptcy Code;

         (p) to hear and resolve matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

         (q) to hear any other matter not inconsistent with the Bankruptcy Code;

         (r) to resolve any and all disputes or controversies relating to Distributions to be made, and/or reserves to be established, under this Plan, including, without limitation, Distributions to be made by the Indenture Trustee; and

         (s) to enter a final decree closing the Chapter 11 Case.

         Section 12.02 Jurisdiction Over the Reorganized Debtor. Notwithstanding the jurisdiction retained in Section 12.01 hereof, from and after the Effective Date, the Bankruptcy Court shall not have the power to issue any order which modifies the Reorganization Securities or the rights of the holders thereof with respect to such Reorganization Securities.

         Section 12.03 Cram Down. If all of the applicable requirements for confirmation of the Plan are met as set forth in Section 1129(a) of the Bankruptcy Code except subsection (8) thereof, the Debtor may request the Court to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of such subsection (8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to any Impaired Class that does not vote to accept this Plan as described in the Disclosure Statement.

         Section 12.04 Modification of the Plan. The Debtor reserves the right, with the prior consent of the Bondholder Committee, to alter, amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtor may, upon order of the

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                                                                         Page 39

Bankruptcy Court and with the prior consent of the Bondholder Committee, alter, amend or modify the Plan in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

         Section 12.05 Exemption from Certain Transfer Taxes. Pursuant to
Section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation of any other lien, mortgage, deed of trust or other security interest; (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with, the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the revesting, transfer or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated in the Plan, and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other simple tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

         Section 12.06 Setoffs. Except for distributions to holders of allowed Bondholder DIP Claims and allowed BNYFC Claims (as to which the Debtor and Reorganized Debtor shall have no right of setoff and/or recoupment) and as otherwise provided in the Plan, agreements entered into in connection with the Plan, the Confirmation Order, or in agreements previously approved by Final Order of the Bankruptcy Court, the Debtor or the Reorganized Debtor, may but will not be required to, set off against any Claim and the Distributions made with respect to the Claim, before any distribution is made on account of such Claim, any and all of the Claims, rights and causes of action of any nature that the Debtor or the Reorganized Debtor may hold against the holder of such Claim; provided, however, that neither the failure to effect such a setoff, the allowance of any Claim hereunder, any other action or omission of the Debtor or the Reorganized Debtor, nor any provision of this Plan shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such Claims, rights and causes of action that the Debtor or the Reorganized Debtor may possess against such holder. To the extent the Reorganized Debtor fails to set off against a holder of a Claim or Interest and seek to collect a Claim from the holder of such Claim or Interest after a distribution to the holder of such Claim or Interest pursuant to the Plan, the Reorganized Debtor shall be entitled to full recovery on its Claim against the holder of such Claim or Interest.

         Section 12.07 Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute

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                                                                         Page 40
the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best Interests of the Debtor, the Reorganized Debtor, the Estates, and any Entity holding Claims against the Debtor.

         Section 12.08 Withdrawal or Revocation of the Plan. The Debtor reserves the right, with the prior consent of the Bondholder Committee, to revoke or withdraw the Plan prior to the Confirmation Date. If the Plan is revoked or withdrawn, or if the Confirmation Date does not occur, the Plan shall have no force and effect.

         Section 12.09 Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Entity.

         Section 12.10 Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

         Section 12.11 Notices. All notices, requests or demands for payments provided for in this Plan shall be in writing and shall be deemed to have been received, by mail, addressed to:

         TransTexas Gas Corporation
         1300 North Sam Houston Parkway East
         Houston, Texas  77032-2949
         Attn:  Simon Ward

         with copies to:

         Gardere & Wynne, L.L.P.
         3000 Thanksgiving Tower
         1601 Elm Street
         Dallas, Texas  75201
         Attn:  Deirdre B. Ruckman, Esq.

         and:

         Bondholder Committee
         c/o Cadwalader, Wickersham & Taft
         100 Maiden Lane
         New York, New York  10038
         Attn:  Michael J. Sage, Esq.

Any of the above may, from time to time, change its address for future notices and other communications hereunder by Filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

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                                                                         Page 41

         Section 12.12 Severability. Except as to terms which would frustrate the overall purposes of this Plan, should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of this Plan.

         Section 12.13 Interpretation, Rules of Construction, Computation of Time, and Choice of Law.

         (a) The provisions of the Plan shall control over any descriptions thereof contained in the Disclosure Statement.

         (b) Any term used in the Plan that is not defined in the Plan, either in Article II (Definitions) or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein.

         (c) Unless specified otherwise in a particular reference, all references in the Plan to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of or to the Plan.

         (d) Any reference in the Plan to a contract, document, instrument, release, bylaw, certificate, indenture or other agreement being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

         (e) Any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date without limitation to the provisions set forth in Article VI of this Plan.

         (f) Captions and headings to Articles and Sections in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provisions hereof.

         (g) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         (h) All exhibits, annexes and schedules to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when Filed.

         (i) Subject to the provisions of any contract, certificate, bylaws, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

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                                                                         Page 42

         (j) Where applicable, references to the singular shall include the plural, and vice-versa.

         Section 12.14 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Entity with respect to any matter set forth herein.

         Section 12.15 Limitation of Liability. None of the Debtor, the Reorganized Debtor, the Creditors' Committee, the Entities serving on the Bondholder Committee at any time during the Chapter 11 Case, the Bondholder Lenders, BNYFC, the Indenture Trustees, nor any of their respective officers, directors, employees, members, agents, underwriters or investment bankers, nor any other professional persons employed by any of them (collectively, the "Exculpated Persons"), shall have or incur any liability to any Entity for any act taken or omission made in good faith in connection with or related to formulating, negotiating, implementing, confirming or consummating the Plan, the Disclosure Statement or any Plan Document. The Exculpated Persons shall have no liability to the Debtor, the Reorganized Debtor, any holder of a Claim, any holder of an Interest, any other party in interest in the Chapter 11 Case or any other Entity for actions taken or not taken under the Plan, in connection herewith or with respect thereto, or arising out of their administration of the Plan or the property to be distributed under the Plan, in good faith, including, without limitation, failure to obtain Confirmation or to satisfy any condition or conditions, or refusal to waive any condition or conditions, to the occurrence of the Effective Date, and in all respects such Exculpated Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

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                                                                         Page 43

                                            Respectfully submitted,



                                            TransTexas Gas Corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 44

                                     ANNEX A
                   PRINCIPAL TERMS OF THE MANAGEMENT AGREEMENT

Parties:                      The Reorganized Debtor and John R. Stanley.

Term: Three years, subject to two one-year extensions at the option of John R. Stanley, provided certain performance tests have been met.

Compensation:                 $300,000 per year. Mr. Stanley will also be given
                              warrants each year during the term of the Management Agreement to purchase 300,000 shares of New Common Stock at an exercise price of $15 per share.

Termination Rights:           The Reorganized Debtor will have the right to
                              terminate the Management Agreement for "cause" (as defined, including, without limitation, events customarily constituting cause, a default by the Reorganized Debtor in the payment of interest or principal payments due on the New Senior Secured
                              Notes or dividend or redemption payments due on the New Senior Preferred Stock and a bankruptcy filing by the Reorganized Debtor). Upon termination, Mr. Stanley will cease to be an officer or director of the Reorganized Debtor.

Required Approval of Sale:    Prior to February 15, 2001, unanimous approval of
                              the New Board of Directors will be required to approve a sale of the Reorganized Debtor, unless the Reorganized Debtor has filed for protection under the Bankruptcy Code.

Severance Payment:            $3 million, if the Management Agreement is
                              terminated without cause, or $1.5 million, if the Management Agreement is terminated with cause.

First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 45

                                     ANNEX B

                  PRINCIPAL TERMS OF NEW JUNIOR PREFERRED STOCK

Dividends:                    Holders of the New Junior Preferred Stock will
                              have the right to receive quarterly dividends, cumulative from the Effective Date, in preference to the holders of any other shares of capital stock of the Reorganized Debtor, in an amount per share equal to 8% of the par value per share annually, payable in kind (i.e., in additional shares of New Junior Preferred Stock with an aggregate par value equal to the dividend amount) quarterly in arrears on the last day of the third, sixth, ninth and twelfth months after the Effective Date and on successive anniversaries of such dates.

Par Value:                    $1.00 per share.

Liquidation Preference:       Par value per share, plus an amount equal to
                              accrued and unpaid dividends.

Mandatory Redemption:         None.

Optional Redemption:          The Junior Preferred Stock will be redeemable, in
                              whole or in part, at the option of the Reorganized
                              Debtor for cash in an amount equal to the par value per share thereof at any time after the New
                              Senior Secured Notes and the New Senior Preferred
                              Stock have been retired.

Voting Rights:                Holders of New Junior Preferred Stock will have
                              one-tenth of a vote per share, voting together with holders of the New Common Stock, on all matters on which holders of the New Common Stock are entitled to vote.

Mandatory Conversion:         Shares of the New Junior Preferred Stock will be
                              automatically converted into shares of New Common
                              Stock on the basis of .334 shares of New Common
                              Stock for each $1 of liquidation preference

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                                                                         Page 46
                              of the New Junior Preferred Stock if either (i) more than 75 million shares of the New Senior Preferred Stock are outstanding after the sixth anniversary of the Effective Date or (ii) two successive dividend payments are in arrears on the New Senior Preferred Stock.

Ranking: The New Junior Preferred Stock will rank junior to the New Senior Preferred Stock, and senior to the New Common Stock and to all preferred stock of the Reorganized Debtor, if any, that is expressly stated to be junior to the New Junior Preferred Stock with respect to the payment of dividends and amounts upon the liquidation, dissolution or winding up of the Reorganized Debtor.

Registration:                 The New Junior Preferred Stock will be registered
                              pursuant to the Shelf Registration Statement and freely tradable, subject to applicable law.

Additional Issuances:         Additional issuances of the New Junior Preferred
                              Stock (other than shares issued to pay dividends in kind) will be prohibited.


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                                                                         Page 47

                                     ANNEX C

                  PRINCIPAL TERMS OF NEW SENIOR PREFERRED STOCK

Number of Shares:             215 million

Dividends:                    Subject to the right of the Reorganized Debtor to
                              pay dividends in kind in the first two years, as described below, holders of the New Senior
                              Preferred Stock will have the right during the first two years after the Effective Date to receive quarterly cash dividends, cumulative from the Effective Date, in preference to holders of any other shares of capital stock of the Reorganized Debtor, in an amount per share equal to 10% per annum of the par value per share payable quarterly in arrears on the last day of the third, sixth, ninth and twelfth months after the Effective Date and on successive anniversaries of such dates. During the first two years after the Effective Date, in lieu of paying cash dividends, the Reorganized Debtor will be entitled, at its option, to pay dividends in kind
                              (i.e., in additional shares of New Senior
                              Preferred Stock with an aggregate par value equal to the dividend amount), in an amount per share equal to 20% per annum of the par value per share.
                              After the first two years following the Effective
                              Date, dividends are payable in cash at the rate of 7.75% per annum of the par value per share.

Par Value:                    $1.00 per share.

Liquidation Preference:       Par value per share, plus an amount equal to
                              accrued and unpaid dividends.

Mandatory Redemption:         The New Senior Preferred Stock will be required to
                              be redeemed by the Reorganized Debtor on the sixth anniversary of the Effective Date, at 100% of the liquidation preference per share.

Optional Redemption:          Redeemable at the option of the Reorganized Debtor
                              at an initial price equal to $0.88 per share, increasing by $0.005 per share per month to a maximum of 100% of the liquidation preference per share, provided

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                                                                         Page 48
                              that no redemption will be permitted prior to the time the New Senior Secured Notes have been retired.

Mandatory Conversion:         If either (i) more than 75 million shares of the
                              New Senior Preferred Stock are outstanding after the sixth anniversary of the Effective Date or
                              (ii) two successive dividend payments are in arrears on the New Senior Preferred Stock, one-half of the shares of the New Senior Preferred
                              Stock will be automatically converted into shares of the New Common Stock on the basis of 3.34 shares of New Common Stock for each $1 of liquidation preference of the shares of New Senior
                              Preferred Stock converted. The remaining shares of New Senior Preferred Stock will remain outstanding.

Voting Rights:                Holders of the New Senior Preferred Stock will
                              have the right, voting separately as a class, to elect four (4) of the five (5) directors to the Board of Directors of the Reorganized Debtor;
                              provided, that if dividends are in arrears with respect to the payments due commencing two (2) years after the Effective Date, such holders will have the right, voting separately as a class, to elect all five (5) directors to the Board of Directors of the Reorganized Debtor. Holders of the New Senior Preferred Stock will have one vote per share, voting together with the New Common
                              Stock, on all matters on which the holders of the New Common Stock are entitled to vote generally.
                              The voting rights of the New Senior Preferred
                              Stock will not be subject to change absent the consent of the holders of 75% of the New Senior
                              Preferred Stock, voting as a class.

Ranking: The New Senior Preferred Stock will rank senior to all other capital stock of the Reorganized Debtor with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up of the Reorganized Debtor.

Restrictive Covenants:        The New Senior Preferred Stock will contain
                              covenants limiting the Reorganized Debtor's ability to (a) incur indebtedness other than the Post-Confirmation Facility and the Extended
                              Bondholder DIP Facility (in an aggregate amount not to exceed $50,000,000), Liens of holders of Allowed Mineral Property Secured Claims electing to continue such Liens under Section 5.06(a)(i) and the Ballots/Elections and the BNYFC Facility,
                              (b) engage in transactions with affiliates and

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                                                                         Page 49
                              related parties, including Mr. John R. Stanley, absent unanimous approval of the New Board of Directors and the obtaining of a fairness opinion from an internationally recognized investment bank or accounting firm, (c) dispose of assets or engage in sale/leaseback transactions, (d) issue dividends to the holders of the New Common Stock while the New Senior Preferred Stock is outstanding, (e) change the Reorganized Debtor's line of business, (f) consolidate with or merge into any other Entity or convey, transfer or lease substantially all of the Reorganized Debtor's assets, and (g) authorize or issue any additional shares of preferred stock (other than shares of New Senior Preferred Stock and New Junior
                              Preferred Stock issued to pay dividends in kind).

Additional Issuances:         Additional issuances of the New Senior Preferred
                              Stock (other than shares issued to pay dividends in kind) will be prohibited.

Registration:                 The New Senior Preferred Stock will be registered
                              pursuant to the Shelf Registration and freely tradable, subject to applicable law.


First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 50

                                     ANNEX D

                   PRINCIPAL TERMS OF NEW SENIOR SECURED NOTES

Principal Amount:             $200 million.

Interest:                     15% per annum, accruing from the Effective Date,
                              payable semi-annually in arrears, in cash, beginning six months after the Effective Date.

Maturity:                     Five years after the Effective Date.

Mandatory Redemption:         None.

Optional Redemption:          The New Senior Secured Notes will be redeemable by
                              the Reorganized Debtor, at its option, in whole or in part, in cash, at the redemption prices
                              (expressed as a percentage of the outstanding principal amount) set forth below, together with accrued and unpaid interest, if any, to the redemption date:


                               If redeemed during the 12-              Redemption
                               month period beginning                    Price
                               --------------------------              ----------

                               the Effective Date                         115%
                               1 year after the Effective Date            112%
                               2 years after the Effective Date           109%
                               3 years after the Effective Date           106%
                               4 years after the Effective Date           103%



First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 51

Collateral:                   First Lien on all Collateral securing the note
                              governed by the TransTexas Senior Secured Loan
                              Agreement and all assets securing the Bondholder
                              DIP Facility.

Ranking: The New Senior Secured Notes will be senior indebtedness of the Reorganized Debtor.

Registration:                 The New Senior Secured Notes will be registered
                              pursuant to the Shelf Registration Statement and freely tradable subject to applicable law.

Restrictive Covenants:        The New Senior Secured Notes Indenture will
                              contain covenants limiting the Reorganized
                              Debtor's ability to (a) incur indebtedness other than the Post- Confirmation Facility and the Extended Bondholder DIP Facility (in an aggregate amount not to exceed $50,000,000), Liens of holders of Allowed Mineral Property Secured Claims electing to continue such Liens under Section
                              5.06(a)(i) and the Ballots/Elections and the BNYFC
                              Facility, (b) engage in transactions with affiliates and related parties, including Mr. John
                              R. Stanley, absent unanimous approval of the New
                              Board of Directors and the furnishing of a fairness opinion from an internationally recognized investment bank or accounting firm to the indenture trustee for the New Senior Secured
                              Notes, (c) dispose of assets or engage in sale/leaseback transactions, (d) issue dividends to the holders of the New Common Stock while the New Senior Secured Notes are outstanding, (e) change the Reorganized Debtor's line of business and (f) consolidate with or merge into any other
                              Entity or convey, transfer or lease substantially all of the Reorganized Debtor's assets.


First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 52

Other Provisions:             The New Senior Secured Notes Indenture will
                              contain other customary provisions and such Indenture will be qualified under the Trust
                              Indenture Act of 1939, as amended.



First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 53

                                     ANNEX E

                         PRINCIPAL TERMS OF NEW WARRANTS

Amount: 5,000,000 New Warrants, each to acquire one share of New Common Stock.

Term:                         Expire on June 30, 2002.

Exercise Price:               $15.00 per share.

Customary Provisions:         The New Warrant Agreement will contain customary
                              terms such as anti-dilution provisions.




First Amended Plan of Reorganization proposed by TransTexas Gas Corporation
                                                                         Page 54